AGREEMENT AND PLAN OF MERGER

               This Agreement and Plan of Merger (this "Agreement") is made as of this 15th day of May, 1995, by and among CENTRAL CORPORATION, a Louisiana corporation ("Central"); and FIRST COMMERCE CORPORATION, a Louisiana corporation ("FCC").

                                 R E C I T A L S

               1. Each of Central and FCC is a registered bank holding company under the BHC Act (such term and other capitalized terms used in this Agreement are used as defined in Section I).

               2. The Board of Directors of each of Central and FCC believes that the transactions described in this Agreement are in the best interests of such Party and its shareholders.

               3. By virtue of the reorganization that is effectuated by this Agreement, (a) Central will be merged into FCC, and (b) as a result of the foregoing Merger, except as provided in this Agreement, the then outstanding shares of Central Common Stock will be converted into shares of FCC Common Stock.

               4. The Merger is subject to prior approval of, among others, the shareholders of each of Central and FCC, and the Federal Reserve, and the prior satisfaction of certain other conditions set forth in this Agreement.

               5. Central has simultaneously executed and delivered its Stock Option Agreement to FCC, by which Central grants to FCC an option to purchase shares of Central Common Stock under certain circumstances described therein.

               6. The Parties intend that the reorganization contemplated by this Agreement be accounted for as a pooling-of-interests and that it qualify for federal income tax purposes as a tax-free reorganization under Section 368(a)(1)(A) of the Internal Revenue Code.

                                A G R E E M E N T

               In consideration of the foregoing and of the mutual warranties, representations, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties to this Agreement agree as follows:

                                    SECTION I.
                                   DEFINITIONS

               Except as may otherwise be provided in this Agreement, the capitalized terms set forth below shall have the following respective meanings, in their singular or plural forms as applicable:

               1.1 "Acquisition Transaction" shall mean, with respect to each Party, any of the following: (i) a merger or consolidation or share exchange, or any similar transaction (other than the Merger), (ii) a purchase, lease or other acquisition of all or substantially all the assets of such Party or any significant subsidiary (as defined in Rule 1.02 of Regulation S-X of the SEC) (a "Significant Subsidiary") of such Party, (iii) a purchase or other acquisition of beneficial ownership by any person or "group" (as such term is defined in Section 13(d)(3) of the 1934
          Act) (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of such Party or any Significant Subsidiary of such Party, but excluding the acquisition of beneficial ownership by any employee benefit plan maintained or sponsored by such Party,
          (iv) a tender or exchange offer to acquire securities representing 10% or more of the voting power of such Party, (v) a public proxy or consent solicitation made to shareholders of such Party seeking proxies in opposition to any proposal that has been recommended by the Board of Directors of such Party, (vi) the filing of an application or notice with the Federal Reserve, or other federal or state bank regulatory authority (which application has been accepted for processing) seeking approval to engage in one or more of the transactions referenced in clauses
          (i) through (iv) above, or (vii) the making of a bona fide proposal to such Party or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to engage in one or more of the transactions or events referenced in clauses (i) through (v) above.

               1.2 "Agreement" shall mean this Agreement and Plan of Merger.

               1.3 "BCL" shall mean the Louisiana Business Corporation Law, as amended.

               1.4 "BHC Act" shall mean the federal Bank Holding Company Act of 1956, as amended.

               1.5 "Closing" shall mean the closing of the transactions contemplated hereunder which will take place as described in
          Section 3.1 of this Agreement.

               1.6 "Central Bank" shall mean Central Bank, a Subsidiary of Central.

               1.7 "Central Common Stock" shall mean the Common Stock, par value $1.00 per share, of Central.

               1.8 "Central Companies" shall mean, collectively, Central and all Central Subsidiaries.

               1.9 "Central ESOP" shall mean the Central Corporation Employee Stock Ownership Plan.

               1.10 "Central 401(k) Plan" shall mean the Central Bank 401(k) Savings Plan.

               1.11 "Central Retiree Benefit Plan" shall mean the Central Bank Group Medical Plan, which plan provides post-retirement medical and life insurance benefits to eligible retired employees of the Central Companies and their dependents.

               1.12 "Central Retirement Plan" shall mean Retirement Plan for Employees of Central Bank.

               1.13 "Central Subsidiaries" shall mean the Subsidiaries of Central, which shall include Central Bank and the Central Subsidiaries described in Section 5.3 of this Agreement and any corporation, bank, savings bank, association or other entity that becomes a Subsidiary of Central in the future.

               1.14 "Dissenters' Shares" shall mean shares of Central Common Stock as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the BCL.

               1.15 "Effective Time" shall mean the date and time at which the Merger contemplated by this Agreement becomes effective, as described in Section 3.2 of this Agreement.

               1.16 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               1.17 "FCC Common Stock" shall mean the Common Stock, par value $5.00 per share, of FCC.

               1.18 "FCC Companies" shall mean, collectively, FCC and all FCC Subsidiaries.

               1.19 "FCC Retirement Plan" shall mean the Retirement Plan for Employees of First Commerce Corporation.

               1.20 "FCC Savings Plan" shall mean the First Commerce Corporation Tax-Deferred Savings Plan.

               1.21 "FCC Stock Incentive Plan" shall mean FCC's Amended and Restated 1992 Stock Incentive Plan.

               1.22 "FCC Stock Option Plans" shall mean the following employee and/or director stock option and/or stock appreciation rights plans of FCC: the FCC Stock Incentive Plan; and any additional employee stock option plans and stock appreciation rights plans assumed by FCC in connection with any acquisition transaction involving FCC, in each case as such plans may be amended.

               1.23 "FCC Subsidiaries" shall mean the Subsidiaries of FCC, which shall include the FCC Subsidiaries described in Section 5.3 of this Agreement and any corporation, bank, savings bank, association or other entity that becomes or is acquired as a Subsidiary of FCC in the future.

               1.24 "Federal Reserve" shall mean the Board of Governors of the Federal Reserve System.

               1.25 "Financial Statements" shall mean (i) the consolidated balance sheets (including relates notes and schedules, if any) of a Party as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the respective periods then ended, as filed by such Party in SEC Documents and (ii) the consolidated balance sheets of such Party (including related notes and schedules, if any) and related consolidated statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed by such Party with respect to periods ended subsequent to December 31, 1994.

               1.26 "GAAP"   shall   mean   generally  accepted  accounting
          principles consistently applied.

               1.27 "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

               1.28 "Joint Proxy Statement" shall mean the proxy statement used by FCC and Central to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement and the Merger Agreement.

               1.29 "Market Value" shall mean the average of the closing sales prices of a share of FCC Common Stock on the NASDAQ Stock Market for the 15 business days ended on the last business day before the Effective Time. In the event FCC changes the number of shares of FCC Common Stock issued and outstanding as a result of any stock split, stock dividend or other similar change in FCC's capitalization, or if a distribution of securities is made in respect of the FCC Common Stock as a result of any dividend (other than regular quarterly cash dividends), spinoff or other reorganization in which FCC Common Stock is not changed into or exchanged for a different kind of securities, and in any such case the record date is before the Effective Time and the ex-dividend or ex-distribution date is subsequent to, or during, the period during which Market Value is determined such that such event is not reflected in any one or more of the closing sales prices used to determine Market Value, the appropriate adjustment shall be made in such closing sales price or prices so as to reflect such change.

               1.30 "Material Adverse Change" has the meaning given to such term in Section 6.3.

               1.31 "Merger Agreement" shall mean the Agreement of Merger, substantially in the form attached hereto as Exhibit I, providing for the Merger.

               1.32 "Merger Parties" shall mean, collectively, FCC and Central.

               1.33 "Merger" shall mean the merger of Central into FCC.

               1.34 "1933 Act" shall mean the Securities Act of 1933, as amended.

               1.35 "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

               1.36 "Party" shall mean either FCC or Central, and "Parties" shall mean FCC and Central.

               1.37 "Previously Disclosed" shall mean, with respect to a Party, information set forth in a disclosure schedule by such Party to the other Party delivered to such other Party prior to or contemporaneously with the execution and delivery of this Agreement and accepted by such other Party (such acceptance to be evidenced by such other Party executing an acknowledgment of acceptance on such disclosure schedule). Following termination of (but not during) the Notice Period that is referred to in
          Section 9.1(h), "Previously Disclosed" shall also mean all information about a Party that had been publicly disclosed in SEC Documents filed by that Party prior to the date of this Agreement. The preceding sentence shall not apply in determining the right of either Party to terminate this Agreement during the Notice Period under Section 9.1(h).

               1.38 "Purchase Event" shall have the meaning given to such term in the Stock Option Agreement.

               1.39 "Registration Statement" shall mean the Registration Statement on Form S-4 (or other appropriate form) and all amendments and supplements thereto filed with the SEC by FCC under the 1933 Act in connection with the transactions contemplated by this Agreement.

               1.40 "Regulatory Authorities" shall mean, collectively, the Federal Reserve, the State Regulatory Commissioners and any other federal or state banking, insurance, securities or other regulatory authority whose approval is necessary to consummate the transactions contemplated by this Agreement.

               1.41 "SEC" shall mean the United States Securities and Exchange Commission.

               1.42 "SEC Documents" shall mean all reports, proxy statements, registration statements and other documents filed by a Party or any of its Subsidiaries pursuant to the Securities Laws.

               1.43 "Securities  Laws"  shall  mean the 1933 Act, the  1934
          Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated under each of such Acts.

               1.44 "Shareholders' Meetings" shall mean the meetings of the shareholders of FCC and Central to be held pursuant to
          Section 7.1  of  this   Agreement,   including  any  adjournments
          thereof.

               1.45 "State Regulatory Commissioners" shall mean any state banking, insurance, securities or other regulatory authority whose approval is necessary to consummate the transactions contemplated by this Agreement, the Merger Agreement and the Stock Option Agreement.

               1.46 "Stock Option Agreement" shall mean the Stock Option Agreement, in the form attached hereto as Exhibit II, to be dated May 15, 1995, among Central and FCC.

               1.47 "Subsidiaries" shall mean all those corporations, banks, savings banks, associations and other entities of which the Party in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by such Party; provided, however, there shall not be included any such entity acquired in good faith through foreclosure, or any such entity to the extent that the equity securities of such entity are owned or controlled in a bona fide fiduciary capacity, through a small business investment corporation or otherwise as an investment by an entity that invests in unaffiliated companies in the ordinary course of business.

               In Section V of this Agreement, the capitalized terms set forth below shall have the following respective meanings, in their singular or plural forms, as applicable:

               1.48 "Warrantor" shall mean FCC or Central, as the case may be.

               1.49 "Warrantor Capital Stock" shall mean the FCC Capital Stock or the Central Common Stock, as the context shall require, which shall in this and each of the following cases depend on whether the Warrantor is FCC or Central and will correspond therewith.

               1.50 "Warrantor Common Stock" shall mean the FCC Common Stock or the Central Common Stock, as the context shall require.

               1.51 "Warrantor Companies" shall mean the FCC Companies or the Central Companies, as the context shall require.

               1.52 "Warrantor   Financial   Statements"  shall  mean   the
          Financial Statements of Warrantor.

               1.53 "Warrantor  Shareholders'  Meeting"   shall   mean  the
          Shareholders' Meeting of Warrantor.

               1.54 "Warrantor Stock Option Plans" shall mean the FCC Stock Option Plans or the Central Stock Option Plans, as the context shall require.

               1.55 "Warrantor Subsidiaries" shall mean the Subsidiaries of Warrantor.

               Other terms are defined as set forth hereinbelow.

                                   SECTION II.
                     CERTAIN TRANSACTIONS AND TERMS OF MERGER

               2.1 EXECUTION OF STOCK OPTION AGREEMENT. Simultaneously with the execution of this Agreement and as a condition thereto, Central has approved the execution and delivery of the Stock Option Agreement and, on May 15, 1995, Central will execute and deliver the Stock Option Agreement.

               2.2 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Central will be merged into and with FCC in accordance with the Merger Agreement and the provisions of Section 112 of the BCL, and FCC shall be the corporation surviving such merger.

               2.3  CONVERSION OF CENTRAL COMMON STOCK

                    (a) Except for Dissenters' Shares, at the Effective Time each outstanding share of Central Common Stock will be converted into that number of shares of FCC Common Stock as is equal to (A) 1.670 (the "Conversion Ratio"), minus (B) the quotient of (i)(a) the amount (if any) by which all expenses of the Central Companies in connection with the transactions contemplated by this Agreement exceed $1,750,000 divided by
          (b) the Market Value of one share of FCC Common Stock; divided by
          (ii) the number of shares of Central Common Stock outstanding at the Effective Time. In calculating expenses of the Central Companies for purposes of the preceding clause (B)(i)(a), expenses which Central incurs directly or indirectly as a result of the following shall not be included: (1) any action or failure to act on the part of FCC; (2) any circumstances or conditions surrounding the ongoing business operations or regulatory compliance of FCC; or (3) any claims or proceedings, regulatory or otherwise, with merit or not, brought against FCC in connection with the transactions contemplated herein or which significantly delay or impede FCC's performance in such transactions. Central shall, at the Closing, deliver to FCC an itemized list of all expenses of the type contemplated by clause (B)(i)(a), including those to be excluded by reason of the preceding sentence. The aggregate number of shares of FCC Common Stock to be issued in the Merger, prior to any adjustment in accordance with Section 2.3(c) or in accordance with clause
          (B)(i)(a) of this Section 2.3(a), shall in no event exceed 6,792,453, plus, in the event of any issuance by Central of shares of Central Common Stock pursuant to the Stock Option Agreement ("Central Option Shares") the number of shares of FCC Common Stock into which such Central Option Shares are converted by virtue of the Merger.

                    (b) Shares of Central Common Stock that are held by Central or any Central Subsidiary (other than shares held by such a Subsidiary in a fiduciary capacity other than for Central or any other Subsidiary of Central) shall not be considered to be outstanding and shall be cancelled (and not converted) by virtue of the Merger at the Effective Time and without any further action by either Party. Central Option Shares (as defined in
          Section 2.3(a)) that are held by FCC or any FCC Subsidiary (other than Central Option Shares held by such a Subsidiary in a fiduciary capacity other than for FCC or any other Subsidiary of
          FCC) shall be cancelled (and not converted) by virtue of the Merger at the Effective Time and without any further action by either Party.

                    (c) If, prior to the Effective Time, Central (subject to any restrictions contained in this Agreement) or FCC, as the case may be, should split or combine the Central Common Stock or the FCC Common Stock, or pay a stock dividend in Central Common Stock or FCC Common Stock, or otherwise change the Central Common Stock or FCC Common Stock into any other securities, or make any other dividend or distribution in respect of the Central Common Stock or the FCC Common Stock (other than normal cash dividends as the same may be adjusted from time to time in accordance with or not in violation of this Agreement), then the Conversion Ratio (and, correspondingly, the maximum aggregate number of shares of FCC Common Stock that may be issued in the Merger, as provided in the last sentence of Section 2.3(a)) will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change. No such change will be made that would prevent the transactions contemplated by this Agreement from being accounted for as a pooling-of-interests.

                    (d) In lieu of issuing any fractional share of FCC Common Stock, each holder of Central Common Stock who would otherwise be entitled thereto, after aggregating into whole shares all fractional shares of FCC Common Stock to which such holder is entitled by virtue of the Merger, upon surrender of the certificate(s) which represented Central Common Stock, will receive cash equal to such fractional share multiplied by the Market Value.

                    (e) After the Effective Time, each holder of Central Common Stock (other than Dissenters' Shares), upon surrender of such holder's certificates therefor to FCC together with a completed letter of transmittal in the form furnished by FCC, will be entitled to receive the shares of FCC Common Stock into which such holder's shares have been converted and cash in lieu of any fractional share as provided above, less any applicable tax withholding. Until then, each certificate for Central Common Stock will represent the number of whole shares of FCC Common Stock into which the shares of Central Common Stock represented thereby were converted, except that FCC may refuse to pay any
          dividend   or  other  distribution  payable  to  holders  of  any
          unsurrendered certificate for Central Common Stock until surrender or if such dividend or distribution has reverted in full ownership to FCC under its Articles of Incorporation. Whether or not a certificate for Central Common Stock is surrendered, after the Effective Time it will not represent any interest in any person other than FCC.

                                   SECTION III.
                            CLOSING AND EFFECTIVE TIME

               3.1 TIME AND PLACE OF CLOSING. The Closing will take place at 10:00 a.m. on a mutually agreeable date as soon as practicable following the last to occur of (i) the date that is the required number of days after the date of the order of the Federal Reserve approving the Merger pursuant to the BHC Act, (ii) the effective date (including expiration of any applicable waiting period) of the order of the final federal or state regulatory agency approving the Merger or the expiration of all required waiting periods after the filing of all required notices to all federal or state regulatory agencies required to consummate the Merger, and (iii) the date on which the shareholders of the Merger Parties approve this Agreement; or if no date has been agreed to, on the earliest date specified by either Party to the other upon 10 days notice following the last to occur of the foregoing. If all conditions in Section VIII hereof are satisfied, or waived by the Party entitled to grant such waiver, at the Closing (a) the Parties shall each provide to the other such proof of satisfaction of the conditions in Section VIII as the Party whose obligations are conditioned upon such satisfaction may reasonably request, (b) the certificates, letters and opinions required by
          Section VIII shall be delivered, (c) the appropriate officers of the Parties shall execute, deliver and acknowledge the Merger Agreement, and (d) the Parties shall take such further action including (without limitation) filing the Merger Agreement as is required to consummate the transactions contemplated by this Agreement. If on any date established for the Closing all conditions in Section VIII hereof have not been satisfied or waived by each Party entitled to grant such waiver, then either Party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of Section 9.1, and no such delay shall interfere with the right of any party to declare a termination pursuant to Section IX. The place of
          Closing shall be the Board Room of FCC, 210 Baronne Street, 3rd floor, New Orleans, Louisiana.

               3.2 EFFECTIVE TIME. The Merger shall become effective on the date of the Closing at the time at which the Merger Agreement is accepted for filing by the Louisiana Secretary of State (or such other time as is specified in the Merger Agreement).

                                   SECTION IV.
                                 MANAGEMENT AND
                         RELATED MATTERS FOLLOWING MERGER

               4.1  BOARDS OF DIRECTORS OF FCC AND CENTRAL BANK

                    (a) At the Effective Time, by virtue of the Merger, the Board of Directors of FCC shall consist of those persons serving as Directors of FCC immediately prior to the Effective Time and, in addition, Robert C. Cudd, III, Hugh G. McDonald, Jr., Saul A. Mintz and Tom H. Scott. FCC shall take the appropriate steps to effectuate the foregoing.

                    (b) The Merger will itself not change the Board of Directors of Central Bank but the Parties shall take all required action so that Howard C. Gaines shall become a Director of Central Bank at the Effective Time.

               4.2  MANAGEMENT OF FCC AND CENTRAL BANK

                    (a) At the Effective Time, by virtue of the Merger, the officers of FCC shall consist of those persons serving as officers of FCC immediately prior to the Effective Time and, in addition, James A. Altick will at the Effective Time become an Executive Vice-President of FCC with responsibility for FCC's Northern Louisiana operations.

                    (b) At the Closing, Central will cause Central Bank to enter into (i) a 5-year employment contract with James A. Altick, as President and Chief Executive Officer of Central Bank, in the form annexed hereto as Exhibit III, and (ii) a 3-year employment contract with each of Cary S. Davis, Willis T. McGinnis, Thomas J. Nicholson, and Edmund L. Pennington, in the forms annexed hereto as Exhibits IV-A through IV-D, respectively.

                    (c) FCC represents that the Committee that administers the FCC Stock Incentive Plan has agreed, in connection with the transactions contemplated by this Agreement, to award within 30 days following the Closing (to the extent by then selected) to officers of Central Bank to be selected by Central Bank's Board of Directors conformably with the provisions of such Plan, in amounts so selected and conforming, stock options and stock appreciation rights covering in the aggregate up to 200,000 shares of FCC Common Stock under the FCC Stock Incentive Plan, which number of shares is subject to adjustment in the manner provided in the Plan with respect to stock splits, stock dividends and similar events affecting FCC Common Stock.

               4.3  CORPORATE  STRUCTURE.   At  the  Effective Time Central
          Bank will become a wholly owned subsidiary of FCC and will retain its name and bank charter thereafter for the foreseeable future to no less an extent as FCC's other principal banking subsidiaries retain theirs.

               4.4  EMPLOYEES AND BENEFITS

                    (a) After the Effective Time, FCC will perform the obligations of Central under its Severance Plan that is annexed hereto as Exhibit V.

                    (b) At  or  prior to the Closing, the Central Companies
          shall cause all contributions to be made to the Central ESOP on behalf of participants in the Central ESOP for periods prior to the Closing, and all participants in the Central ESOP shall at the Effective Time have a fully vested and nonforfeitable interest in their respective account balances thereunder. The parties agree that no contributions shall be made to the Central ESOP for periods after the Closing and, as soon as possible after the Effective Time, FCC, as successor to Central under and with respect to the Central ESOP, shall take all actions that may be necessary or required to terminate the Central ESOP and make available to participants distributions from the Central ESOP in accordance with the terms of the ESOP and applicable law. To the extent that the Central ESOP does not provide for distributions to a participant prior to such participant's termination of employment, FCC shall amend the Central ESOP to permit such distributions to the extent permitted by law.

                    (c) At or prior to the Closing, the Central Companies shall cause all contributions to be made to the Central 401(k) Plan on behalf of participants in the Central 401(k) Plan for periods prior to the Closing, and all participants in the Central 401(k) Plan shall at the Effective Time have a fully vested and nonforfeitable interest in their respective account balances thereunder. For periods on and after the Closing, employees of the Central Companies shall be eligible to participate in the FCC Savings Plan, subject to the terms and conditions of such Plan, as it may be amended from time to time. No contributions shall be made to the Central 401(k) Plan for periods after the Closing.

                    (d) The parties hereby agree that at the election of FCC at any time after the Effective Time, the Central Retirement Plan may be terminated and/or future benefit accruals thereunder may be frozen. Until such time as such Plan is terminated, to the extent not prohibited by applicable law, the Central Retirement Plan shall continue to be maintained by Central Bank or the FCC Companies after the Closing for the benefit of each person who was employed by the Central Companies as of the Closing. If (i) the Central Retirement Plan is terminated, or
          (ii) future benefit accruals under the Central Retirement Plan are frozen, then highly compensated employee(s) of Central will thereupon be permitted to participate in FCC's Benefit Restoration Plan (a "Top Hat" plan of FCC) if they meet the eligibility criteria set forth in such Benefit Restoration Plan.

                    (e) The parties hereby agree that, to the extent not prohibited by applicable law, Central Bank or the FCC Companies shall continue to maintain the Central Retiree Benefit Plan for the benefit of any employee or former employee of the Central Companies (or their eligible dependents) who, as of the Closing
          (i) was receiving benefits thereunder, or (ii) had satisfied the requirements for benefits thereunder (without regard to any requirement that the employee terminate employment or commence receipt of benefits under any other plan).

                    (f) To  the extent applicable, employees of the Central
          Companies shall be given credit under each employee benefit plan, policy, program and arrangement maintained by the FCC Companies after the Closing for their service with the Central Companies prior to the Closing for all purposes other than benefit accrual under a defined benefit plan (as defined in section 3(35) of ERISA), including, eligibility to participate, vesting, satisfying any waiting periods, evidence of insurability requirements, seniority or the application of any pre-existing condition limitations.

               4.5  INDEMNIFICATION AND INSURANCE.

                    (a) FCC agrees to provide and to cause the Central Subsidiaries to continue to provide for a period of 10 years from and after the Effective Time, all rights of indemnification currently provided by Central and the Central Subsidiaries in favor of their respective current and former employees, directors and officers, on terms no less favorable than those provided in the charter and by-laws of Central and the Central Subsidiaries, respectively, on the date of this Agreement, or as otherwise in effect on the date of this Agreement, with respect to matters occurring prior to the Effective Time, except that (i) the aggregate liability of FCC and the Central Subsidiaries under this Section 4.5(a) shall not exceed $30 million less the amount of any indemnification liability incurred by Central or the Central Subsidiaries in favor of their respective current and former employees, directors and officers after the date of this Agreement but prior to the Effective Time; and (ii) no person shall be entitled to indemnification unless, with respect to the matter for which indemnification is sought, such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Central or the Central Subsidiary, as the case may be, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

                    (b) FCC will indemnify and hold harmless the Central Companies, and each of their respective directors and officers, and each controlling person of Central within the meaning of the 1933 Act, against any claims, suits, proceedings, investigations or other actions ("Claims"), and any related losses, damages, costs, expenses, liabilities or judgments, whether joint, several or solidary, insofar as they arise out of or are based upon an untrue statement or alleged untrue statement of a material fact made in the Registration Statement or the Joint Proxy Statement, or an omission or alleged omission therefrom of a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such person promptly as incurred for legal and other expenses reasonably incurred in connection with investigating or defending any such Claims; provided, that FCC will not be liable to the extent that any such Claim arises out of or is based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to FCC by any Central Company or, with respect to any indemnified person, by that person.

                    (c) Any indemnified person wishing to claim indemnification under Section 4.5, upon learning of any claim, shall notify FCC thereof as promptly as is practicable, but the failure so to notify FCC shall not relieve FCC from any obligation it has under this Section 4.5 except to the extent it is actually prejudiced by such failure. FCC shall have the right to assume the defense thereof and shall not be liable for any expenses subsequently incurred by such indemnified person in connection with the defense thereof, except that if FCC does not assume or continue to pursue such defense, or counsel for the indemnified person advises in writing that there are material substantive issues that raise conflicts of interest between FCC and the indemnified person, then the indemnified person may retain counsel satisfactory to such person (and reasonably satisfactory to FCC), and FCC shall pay all reasonable fees and expenses of such counsel promptly as incurred, provided that (i) FCC shall not be obligated to pay for more than one counsel for all indemnified persons in any jurisdiction except as may be required due to conflicts of interest, (ii) the indemnified persons will cooperate (to the extent reasonably appropriate under the circumstances) in the defense of any such claim, and
          (iii) FCC shall not be liable for any settlement effected without its prior written consent.

                    (d) For ten years after the Effective Time, FCC shall provide, if available, officers' and directors' liability insurance in respect of acts or omissions of officers and directors of the Central Companies occurring prior to the Effective Time, including but not limited to the transactions contemplated by this Agreement, covering each such Person currently covered by Central's officers' and directors' liability insurance policy, or who becomes covered by such policy prior to the Effective Time, on terms with respect to coverage and amount not materially less favorable than those of such policy in effect on the date hereof, provided that in satisfying its obligation under this Section, FCC shall not be obligated to pay premiums in excess of $150,000 per year. If the foregoing insurance is not available for that amount, then FCC shall provide the maximum coverage that can be obtained for that amount. Determinations as to the availability and comparability and selection of coverage, and all other determinations necessary to implement this
          Section 4.5(d), shall be made in FCC's sole discretion (but in good faith), and FCC shall have no liability for any such determination so made.

                    (e) In the event FCC or any of its successors or assigns (i) reorganizes or consolidates with or merges into or enters into another business combination transaction with any other person or entity and is not the resulting, continuing or surviving corporation or entity of such reorganization, consolidation, merger or transaction or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provisions will be made so that such surviving corporation or transferee and its successors and assigns assume the obligations set forth in this Section 4.5.

                                    SECTION V.
                        REPRESENTATIONS AND WARRANTIES OF
                                 FCC AND CENTRAL

               Each   of  FCC  and  Central  (each  a  "Warrantor")  hereby
          represents and warrants to the other of them the following information, to the extent such information pertains to itself, its Subsidiaries, and/or its or their business or affairs:

               5.1 ORGANIZATION, STANDING, AND AUTHORITY. Warrantor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana, and is duly qualified to do business and in good standing in the States of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified would, either individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or, to Warrantor's best knowledge, business prospects of the Warrantor Companies taken as a whole on a consolidated basis or Warrantor's ability to consummate the transactions contemplated by this Agreement and the Stock Option Agreement on the terms herein and therein provided (a "Warrantor Material Adverse Effect"). Warrantor has corporate power and authority to carry on its business as now conducted, to own, lease and operate its assets, properties and business, and to execute and deliver, and to perform its obligations under, this Agreement and the Stock Option Agreement. Warrantor is duly registered as a bank holding company under the BHC Act. Warrantor has in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted, the absence of which would, either individually or in the aggregate, have a Warrantor Material Adverse Effect.

               5.2  CAPITAL STOCK.

                    (a) The authorized, issued and outstanding capital stock of Warrantor as of the date of this Agreement, the number of shares of Warrantor Common Stock reserved for issuance under the Warrantor Stock Option Plans as of such date and the number of shares of Warrantor Common Stock that are subject to outstanding options under such Plans as of such date, are set forth in the section of Schedule 5.2(a) attached hereto that pertains to Warrantor. All of the issued and outstanding shares of Warrantor Capital Stock are duly and validly authorized and issued and are fully paid and non-assessable. None of the outstanding shares of Warrantor Capital Stock has been issued in violation of any preemptive rights of the current or past shareholders of Warrantor.

                    (b) Except  as  Previously  Disclosed  or  set forth in
          Section 5.2(a) or Schedule 5.2(a) and except as provided under the Stock Option Agreement, there are, as of the date of this Agreement and, with respect to Central, will be at the Effective Time no shares of capital stock or other equity securities of Warrantor outstanding and, with respect to Central, no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Central or contracts, commitments, understandings or arrangements by which Central is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock.

               5.3 WARRANTOR SUBSIDIARIES. Exhibit 22 to Warrantor's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, as supplemented or updated by information Previously Disclosed, lists all of the Warrantor Subsidiaries that are Significant Subsidiaries (as defined in Section 1.1) ("Warrantor Significant Subsidiaries")as of the date of this Agreement. Each of the Warrantor Significant Subsidiaries that is a bank is an "insured depository institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. No equity securities of any of the Warrantor Significant Subsidiaries are or may become required to be issued (other than to Warrantor) by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Warrantor Significant Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Warrantor Significant Subsidiary is bound to issue (other than to Warrantor) additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, commitments, understandings or arrangements by which any of the Warrantor Companies is or may be bound to sell or otherwise transfer any shares of the capital stock of any Warrantor Significant Subsidiary, except for a transfer to any of the Warrantor Companies, and there are no contracts, commitments, understandings or arrangements relating to the rights of any Warrantor Company to vote or to dispose of such shares. Except as provided in 12 U.S.C. Section 55 in the case of Warrantor Significant Subsidiaries that are national banks or Louisiana Revised Statutes 6:262 in the case of Warrantor Significant Subsidiaries that are state banks, all of the shares of capital stock of each Warrantor Significant Subsidiary held by Warrantor or a Warrantor Subsidiary are fully paid and non-assessable and are owned by Warrantor or a Warrantor Subsidiary free and clear of any claim, lien or encumbrance.
          Except  as  Previously   Disclosed,  each  Warrantor  Significant
          Subsidiary is either a national banking association, a state bank, a state savings bank or a corporation, and is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and in which the failure to be duly qualified could, either individually or in the aggregate, have a Warrantor Material Adverse Effect. Each Warrantor Significant Subsidiary has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, and has all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, the absence of which governmental authorizations would, either individually or in the aggregate, have a Warrantor Material Adverse Effect.

               5.4  AUTHORITY

                    (a) The execution and delivery of this Agreement, the Merger Agreement and the Stock Option Agreement and the consummation of the transactions contemplated herein or therein, including the Merger, have been duty and validly authorized by all necessary corporate action on the part of Warrantor, subject, with respect to this Agreement and the Merger Agreement, to the approval of the shareholders of Warrantor to the extent required by applicable law. This Agreement and the Merger Agreement, subject to any requisite shareholder approval hereof and thereof, and the Stock Option Agreement represent valid and legally binding obligations of Warrantor, enforceable against Warrantor in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

                    (b) Neither the execution and delivery of this Agreement, the Merger Agreement or the Stock Option Agreement by Warrantor, nor the consummation by Warrantor of the transactions contemplated herein or therein, nor compliance by any Warrantor Company with any of the provisions hereof or thereof, will
          (i) conflict with or result in a breach of any provision of any Warrantor Company's certificate or articles of incorporation or by-laws, or (ii) except as Previously Disclosed, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right or termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or assets of any of the Warrantor Companies pursuant to, any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of them is a party or by which any of them or any of their properties or assets may be subject, and that would, either individually or in the aggregate, have a Warrantor Material Adverse Effect, or
          (iii) subject to receipt of the requisite approvals, authorizations, filings, registrations and notifications referred to in Section 8.5 of this Agreement, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Warrantor Companies or any of their properties or assets.

                    (c) Other than in connection or compliance with the provisions of applicable state corporate and securities laws, the Securities Laws and the rules and regulations thereunder, and other than consents, authorizations, approvals or exemptions required from the Federal Reserve and the State Regulatory Commissioners or by virtue of Warrantor's interests in small business investment corporations, no notice to, filing with, authorization of, exemption by or consent or approval of any public body or authority is necessary for the consummation by Warrantor of the Merger and the other transactions contemplated by this Agreement, the Merger Agreement and the Stock Option Agreement.

                    (d) The Board of Directors of Warrantor (at a meeting duly called and held) has by requisite vote (i) determined that the Merger is in the best interests of Warrantor and its shareholders, among others, (ii) authorized and approved this Agreement, the Merger Agreement, the Stock Option Agreement and the transactions contemplated hereby and thereby, including the Merger, (iii) directed that the Merger be submitted for consideration to Warrantor's shareholders at the Warrantor Shareholders' Meeting, and (iv) approved execution of the Stock Option Agreement in accordance with Section 134C(1)(b) of the BCL, with the result that such Section will not apply to the execution and delivery by Warrantor of the Stock Option Agreement or the issuance of shares of Central Common Stock pursuant to the Stock Option Agreement, the consummation of the Merger, or any other transaction to be carried out pursuant to this Agreement, the Merger Agreement or the Stock Option Agreement.

               5.5 FINANCIAL STATEMENTS; ACCOUNTING. Warrantor has delivered to the other Party, prior to the execution of this Agreement, Warrantor Financial Statements in respect of periods ending on or prior to December 31, 1994, and will promptly deliver when available copies of Warrantor Financial Statements in respect of periods ending after December 31, 1994. The Warrantor Financial Statements (as of the dates thereof and for the periods covered thereby): (i) are (and, in the case of Warrantor Financial Statements in respect of periods ending after December 31, 1994, will be) in accordance with the books and records of the Warrantor Companies, and have been and will continue to be maintained in accordance with GAAP and good business practices in all material respects, and (ii) present (and, in the case of Warrantor Financial Statements in respect of periods ending after December 31, 1994, will present) fairly the consolidated financial position and the consolidated results of operations, changes in stockholders' equity and cash flows of the Warrantor Companies as of the dates and for the periods indicated, in all material respects in accordance with GAAP applicable to banks or bank holding companies applied on a basis consistent with prior periods (subject in the case of interim financial statements to normal recurring year-end adjustments normal in nature and amount).

               5.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as Previously Disclosed, none of the Warrantor Companies has any obligation or liability (contingent or otherwise) that is material, either individually or in the aggregate, to the financial condition, results of operations or, to the Warrantor Companies' best knowledge, business prospects of the Warrantor Companies on a consolidated basis, or that when combined with all similar obligations or liabilities would, either individually or in the aggregate, be material to the financial condition, results of operations or, to the Warrantor Companies' best knowledge, business prospects of the Warrantor Companies on a consolidated basis, except (i) as reflected in the Warrantor Financial Statements delivered prior to the date of this Agreement, (ii) as reflected by this Agreement and (iii) for commitments and obligations made, or liabilities incurred, since December 31, 1994 in the ordinary course of its business consistent with past practices.

               5.7  TAX MATTERS.

                    (a) All material federal, state, local and foreign tax returns required to be filed by or on behalf of any of Warrantor and all other corporations, banks, savings banks, associations and other entities of which Warrantor owns or controls 50% or more of the outstanding equity securities have been timely filed or requests for extensions have been timely filed, granted and have not expired. All taxes shown on filed returns have been paid. There is no audit examination, deficiency, refund litigation or matter in controversy with respect to any taxes
          that   might  result  in  a  determination  that  would,   either
          individually or in the aggregate, have a Warrantor Material Adverse Effect, except as reserved against in the Warrantor Financial Statements or as Previously Disclosed. All taxes, interest, additions and penalties which are material in amount and which are due with respect to completed and settled examinations or concluded litigation have been paid or adequately reserved for.

                    (b) Except as Previously Disclosed, none of the Warrantor Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

                    (c) Adequate provision for any federal, state, local or foreign taxes due or to become due for any of the Warrantor
          Companies for any period or periods through and including December 31, 1994, has been made and is reflected in the December 31, 1994, financial statements included in the Warrantor Financial Statements.

                    (d) Deferred taxes of the Warrantor Companies have been provided for in accordance with GAAP.

               5.8  LOANS, RESERVES, AND INVESTMENTS.

                    (a) All loans, discounts and financing leases (in which a Warrantor Company is lessor) (collectively, "Credits") reflected in the Warrantor Financial Statements were, as of the respective dates of such Financial Statements (i) made for adequate consideration in the ordinary course of business,
          (ii) evidenced  by  instruments  that were true and genuine,  and
          (iii) if secured, secured by valid perfected security interests, except in each case for such discrepancies that would not, individually or in the aggregate, have a Warrantor Material Adverse Effect. Accurate lists of all such Credits of the Central Companies and of the investment portfolios of the Central Companies as of the date of the latest Financial Statements of Central delivered on or prior to the date of this Agreement have been made available to FCC.

                    (b) The aggregate allowances for losses on Credits and other real estate and foreclosed assets owned reflected on the latest Warrantor Financial Statement delivered on or prior to the date of this Agreement were, as of the date of such Financial Statements, adequate in accordance with regulatory guidelines and GAAP in all material respects, and there are no circumstances likely to require in accordance with such guidelines or GAAP a future material increase in any provisions for such losses or a material decrease in such allowances. Such allowances reflected on all Warrantor Financial Statements prepared after the abovementioned Financial Statements will be adequate in accordance with such guidelines and GAAP in all material respects.

               5.9 PROPERTIES AND INSURANCE. Except as disclosed or reserved against in the Warrantor Financial Statements, the Warrantor Companies have good and marketable title, free and clear of all liens, encumbrances, charges, defaults or equities of any character, to all of the material properties and assets, tangible or intangible, reflected in the Warrantor Financial Statements as being owned by the Warrantor Companies as of the dates thereof other than those that would not, individually or in the aggregate, have a Warrantor Material Adverse Effect. To the knowledge of Warrantor's management, (a) all buildings and all fixtures, equipment and other property and assets which are material to its business on a consolidated basis and are held under leases or subleases by any of the Warrantor Companies are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), other than any such exceptions to validity or enforceability that would not, individually or in the aggregate, have a Warrantor Material Adverse Effect; and (b) the policies of fire, theft, liability, fidelity and other insurance maintained with respect to the assets or businesses of the Warrantor Companies provide adequate coverage against loss.

               5.10 COMPLIANCE WITH LAWS.   Except as Previously Disclosed,
          each of the Warrantor Companies:

                    (a) Is in compliance in all material respects with all laws, regulations, reporting and licensing requirements and orders applicable to its business or to the employees conducting its business, the breach or violation of which would, either individually or in the aggregate, have a Warrantor Material Adverse Effect;

                    (b) Has received no notification or communication from any agency or department of federal, state or local government (including the Federal Reserve, State Regulatory Commissioners and other bank, insurance and securities regulatory authorities) or the staff thereof (i) threatening to revoke any license, franchise, permit or governmental authorization which is material, either individually or in the aggregate, to the financial condition, results of operations or, to the Warrantor Companies' best knowledge, business prospects of the Warrantor Companies on a consolidated basis or the ability of Warrantor to consummate the transactions contemplated under this Agreement, the Merger Agreement or the Stock Option Agreement, under the terms hereof and thereof, or (ii) requiring any of the Warrantor Companies (or any of their officers, directors or controlling persons) to enter into a cease and desist order, agreement or memorandum of understanding (or requiring the board of directors thereof to adopt any resolution or policy); and

                    (c) Has complied in all material respects with the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, and has a CRA rating of not less than "satisfactory".

               5.11 EMPLOYEE BENEFIT PLANS.

                    (a) (i) Warrantor has delivered or made available to the other Party, prior to the execution of this Agreement, copies of each pension, retirement, profit sharing, supplemental or excess retirement, stock option, stock purchase, savings, employee stock ownership, restricted stock, phantom stock, stock ownership, life insurance, disability, vacation pay, severance pay (including, without limitation change of control or golden parachute arrangements), incentive, deferred compensation, bonus or benefit arrangement, health or hospitalization program, fringe benefit or perquisite arrangement or other similar plan as in effect on the date of this Agreement, including, without limitation, any "employee benefit plan", as that term is defined in Section 3(3) of ERISA, in respect of any of the present or former directors, officers, employees or independent contractors of, or dependents, spouses or other beneficiaries of any of such directors, officers, employees or independent contractors of, any of the Warrantor Companies (collectively, the "Warrantor Benefit Plans"), and (ii) Central has delivered or made available to FCC, prior to the execution of this Agreement, copies of each employment or consulting agreement as in effect on the date of this Agreement which provides any benefit or perquisites to or in respect of any of the present or former directors or officers of, or dependents, spouses or other beneficiaries of any of such directors or officers of, any of the Central Companies, which employment and consulting agreements are, with respect to
          Central, included in the term "Warrantor Benefit Plans" as defined above. Any of the Warrantor Benefit Plans which is an "employee pension benefit plan," as that term is defined in
          Section 3(2) of ERISA, is referred to herein as a "Warrantor ERISA Plan". No Warrantor Company has participated in or been a member of, and no Warrantor Benefit Plan is or has been, a multiemployer plan within the meaning of Section 3(37) of ERISA. Except as Previously Disclosed the Warrantor Benefit Plans of
          Central and its Subsidiaries are terminable on their terms without penalty or payment except for accrued and vested benefits thereunder.

                    (b) All Warrantor Benefit Plans comply in  all material
          respects with the applicable provisions of ERISA and the Internal Revenue Code, and any other applicable laws, rules and regulations the breach or violation of which could result in a liability, either individually or in the aggregate, material to the financial condition, results of operations or prospects of the Warrantor Companies on a consolidated basis. With respect to the Warrantor Benefit Plans, no event has occurred and, to the best knowledge of Warrantor's management, there exists no condition or set of circumstances, in connection with which any of the Warrantor Companies could be subject to any liability that is reasonably likely to have, either individually or in the aggregate, a Warrantor Material Adverse Effect (except liability for benefit claims, Pension Benefit Guaranty Corporation premiums, and funding obligations payable in the ordinary course). No notice of a "reportable event," as that term is defined in Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived has been required to be filed for any Warrantor ERISA Plan which is subject to Title IV of ERISA within the 12-month period ending on the date of this Agreement. None of the Warrantor Companies has provided, or is required to provide, security to any Warrantor ERISA Plan which is subject to Title IV of ERISA pursuant to Section 401(a)(20) of the Internal Revenue Code.

                    (c) Except as Previously Disclosed, no Warrantor ERISA Plan which is subject to Title IV of ERISA has any "unfunded current liability," as that term is defined in
          Section 302(d)(8)(A) of ERISA, and the present fair market value of the assets of each such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated as of the date of this Agreement in accordance with all applicable legal requirements.

               5.12 MATERIAL CONTRACTS. Except as Previously Disclosed, none of the Warrantor Companies, nor any of their respective assets, businesses or operations, as of the date of this Agreement, is a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to a Form 10-K filed by Warrantor as of the date of this Agreement that has not been filed as an exhibit to Warrantor's Form 10-K filed for the fiscal year ended December 31, 1994.

               5.13 MATERIAL CONTRACT DEFAULTS. None of the Warrantor Companies is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument to which it is a party, by which its respective assets, business or operations may be bound or affected, or under which it or its respective assets, business or operations receives benefits, and which default is reasonably likely to have, either individually or in the aggregate, a Warrantor Material Adverse Effect, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

               5.14 LEGAL PROCEEDINGS. Except as Previously Disclosed, there are no actions, suits or proceedings instituted or pending or, to the best knowledge of Warrantor's management, threatened against any of the Warrantor Companies, or affecting any property, asset, interest or right of any of them, that are reasonably expected to have, either individually or in the aggregate, a Warrantor Material Adverse Effect.

               5.15 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1994, the Warrantor Companies, taken as a whole on a consolidated basis, have not suffered any Material Adverse Change (such term is defined in Section 6.3) or failed in any respect that is likely to have a Warrantor Material Adverse Effect to operate their business consistent with their past practices.

               5.16 REPORTS.   Since  January 1,  1990, or, with respect to
          each Warrantor Subsidiary, the date of its acquisition by Warrantor if later than January 1, 1990, each of the Warrantor Companies has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K and proxy statements, (ii) the Federal Reserve, (iii) the OTS, (iv) the Office of the Comptroller of the Currency, (v) the Federal Deposit Insurance Corporation, and (vi) any applicable state banking, insurance, securities or other regulatory authorities. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement with respect to reports and documents filed before the date of this Agreement), each of such reports and documents, including the financial statements, exhibits and schedules thereto, complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the authority with which they were filed and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein in light of the circumstances under which they were made not misleading.

               5.17 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by Warrantor for inclusion in (i) the Registration Statement to be filed by FCC with the SEC in connection with the FCC Common Stock to be issued in the Merger,
          (ii) the Joint Proxy Statement to be mailed to each Warrantor's shareholders in connection with the Shareholders' Meetings, and
          (iii) any other documents to be filed with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective times such documents are filed, and, in the case of the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement, when first mailed to the shareholders of either Party, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading. All documents that Warrantor is responsible for filing with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, by the Merger Agreement or by the Stock Option Agreement will comply in all material respects with the provisions of applicable law including applicable provisions of the Securities Laws.

               5.18 ENVIRONMENTAL MATTERS.

                    (a) To the best knowledge of Warrantor's management, Warrantor and each Warrantor Subsidiary (for purposes of this
          Section 5.18, the term "Warrantor Subsidiary" shall include small business investment corporations and entities that invest in unaffiliated companies in the ordinary course of business in which Warrantor owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by Warrantor), the Participation Facilities, the Loan Properties and the Trust Properties (each as defined below) are, and have been, in compliance with all applicable laws, rules, regulations and standards, and all requirements of the United States Environmental Protection Agency ("EPA") and of state and local agencies with jurisdiction over pollution or protection of health or the environment, except for violations which, individually or in the aggregate, do not or would not result in a Warrantor Material Adverse Effect.

                    (b) To the best knowledge of Warrantor's management, there is no suit, claim, action or proceeding, pending or threatened, before any court, governmental agency, board or other forum pursuant to which Warrantor or any of the Warrantor
          Subsidiaries or any Loan Property, Participation Facility or Trust Property (or in respect of such Loan Property,
          Participation Facility or Trust Property) has been or, with respect to threatened proceedings, may be named as a defendant
          (i) for alleged noncompliance (including by any predecessor) with any environmental law, rule or regulation or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at or on any site owned (including as trustee), leased or operated by it or any of its subsidiaries or any Loan Property, Participation Facility or Trust Property, except where such noncompliance or release does not or would not, individually or in the aggregate, result in a Warrantor Material Adverse Effect.

                    (c) To the best knowledge of Warrantor's management, there is no reasonable basis for any suit, claim, action or proceeding of a type described in Section 5.18, except as would not, individually or in the aggregate, have a Warrantor Material Adverse Effect.

                    (d) During the period of (i) Warrantor's or any of the Warrantor Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties,
          (ii) Warrantor's or any of the Warrantor Subsidiaries' participation in the management of any Participation Facility,
          (iii) Warrantor's or any of the Warrantor Subsidiaries' holding of a security interest in a Loan Property, or (iv) Warrantor or any of the Warrantor Subsidiaries acting as a trustee or fiduciary with respect to a Trust Property, to the best knowledge of Warrantor's management, there has been no release of Hazardous Material or oil in, on, under or affecting such property, Participation Facility, Loan Property or Trust Property, except where such release does not or would not result, individually or in the aggregate, in a Warrantor Material Adverse Effect. Prior to the period of (w) Warrantor's or any of the Warrantor Subsidiaries' ownership (including as trustee) or operation of any of their respective current properties, (x) Warrantor's or any of the Warrantor Subsidiaries' participation in the management of any Participation Facility, (y) Warrantor's or any of the Warrantor Subsidiaries acting as trustee or other fiduciary with respect to Trust Property, or (z) Warrantor's or any of the Warrantor Subsidiaries' holding of a security interest in a Loan Property, to the best knowledge of Warrantor's management, there was no release of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility, Loan Property or Trust Property, except where such release does not or would not result, individually or in the aggregate, in a Warrantor Material Adverse Effect.

                    (e) The  following  definitions  apply  for purposes of
          this Section 5.18: (i) "Loan Property" means any property in which Warrantor (or a Warrantor Subsidiary) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property; (ii) "Participation Facility" means any property in which Warrantor (or a Warrantor Subsidiary) participates in the management of such property and, where required by the context, includes the owner or operator of such property, but only with respect of such property; (iii) "Trust Property" means any property with respect to which Warrantor (or a Warrantor Subsidiary) acts or has acted as a trustee or other fiduciary, directly or indirectly, and includes any trust or similar legal vehicle that owns or controls (or that owned or controlled) such property and, where required by the context, includes the trustee or other fiduciary, but only with respect to such property; and
          (iv) "Hazardous Material" means any pollutant, contaminant or hazardous substance within the meaning of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., or any similar federal, state or local law.

               5.19 KNOWLEDGE AS TO CONDITIONS. On the date of this Agreement, Warrantor knows of no reason why the approvals, authorizations, filings, registrations and notices contemplated by Section 8.5 should not be obtained without the imposition of any material and adverse condition or restriction or why the accountants' letters referred to in Section 8.7 or the Tax Opinion referred to in Section 7.3 cannot be obtained.

               5.20 LABOR MATTERS. Neither Warrantor nor any of the Warrantor Companies is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is Warrantor or any of the Warrantor Companies the subject of any proceeding asserting that Warrantor or any Warrantor Company has committed an unfair labor practice or seeking to compel Warrantor or any Warrantor Company to bargain with any labor union or labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving Warrantor or any of the Warrantor Companies pending or threatened.

               5.21 FAIRNESS OPINIONS. Warrantor has delivered to the other Party a copy of the opinion Warrantor has received from Warrantor's financial advisor, dated within 5 days prior to the date of this Agreement, to the effect that the terms of the Merger are fair to Warrantor's shareholders from a financial point of view.

                                   SECTION VI.
                             COVENANTS AND AGREEMENTS

               Each Party hereby covenants and agrees with the other Party as follows:

               6.1 CONDUCT OF BUSINESS -- NEGATIVE COVENANTS. From the date of this Agreement until the earlier of the Effective Time or until the termination of this Agreement, Central will not do, or agree or commit to do, and will cause each of its Subsidiaries not to do or agree to commit to do, any of the following without the prior written consent of the chief executive officer or chief administrative officer of FCC, which consent shall not be unreasonably withheld or delayed:

                    (a) Except  as  Previously  Disclosed  or  as expressly
          contemplated   by   this   Agreement,   amend   its  articles  of
          incorporation or association or by-laws, or

                    (b) Impose, or suffer the imposition, on any share of stock held by it or by one of its Subsidiaries, of any material lien, charge or encumbrance, or permit any such lien, charge or encumbrance to exist, or

                    (c) Except as expressly  permitted in this Agreement or
          in connection with (1) the use of Common Stock by optionees to pay an option exercise price or to satisfy tax liabilities under the various Central Stock Option Plans and (2) the repurchase of Central Common Stock in accordance with the Stock Option Agreement, repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or any securities convertible into any shares of its capital stock, or

                    (d) Except as expressly contemplated by this Agreement or as Previously Disclosed, acquire direct or indirect control over any corporation, association, firm or organization, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) good faith foreclosures in the ordinary course of business,
          (iii) acquisitions of control by a banking Subsidiary in a bona fide fiduciary capacity, (iv) investments made by small business investment corporations or by Subsidiaries that invest in unaffiliated companies in the ordinary course of business, or
          (v) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement, or

                    (e) Except as Previously Disclosed, sell or otherwise dispose of, or permit any of its Subsidiaries to sell or otherwise dispose of: (i) any shares of capital stock of such Party or any Subsidiary of such Party (unless any such shares of stock are sold or otherwise transferred to such Party or any of its Subsidiaries), (ii) any substantial part of the assets or earning power of such Party or any Subsidiary of such Party, or
          (iii) any asset other than in the ordinary course of business for reasonable and adequate consideration, or

                    (f) Except as Previously Disclosed, incur, or permit any of its Subsidiaries to incur, any additional material debt obligation or other material obligation for borrowed money (other than (i) in replacement of existing short-term debt with other short-term debt, (ii) financing of banking related Subsidiary activities consistent with past practices, (iii) indebtedness of any of its Companies to another of its Companies or
          (iv) indebtedness of any of its Companies to any of their respective affiliates), except in the ordinary course of the business of such Party and its Subsidiaries consistent with past practices (and such ordinary course of business shall include, but shall not be limited to, the creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit and entry into repurchase agreements), or

                    (g) Except as contemplated by this Agreement, the Merger Agreement or any of the agreements, documents or instruments contemplated hereby or thereby, grant any general increase in compensation or benefits to its employees or to its officers, except in accordance with past practice or as required by law; pay any bonus except in accordance with past practice or the provisions of any applicable program or plan of the Central Companies as in effect prior to the date of this Agreement and which has been Previously Disclosed; enter into any severance agreements with any of its directors or officers or the directors or officers of any Subsidiary except as Previously Disclosed; grant any increase in fees or other increases in compensation or other benefits to any of its present or former directors; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law or, in the opinion of counsel, is necessary or advisable to maintain the tax qualification of any plan under which the retirement benefits are provided) that would materially increase the retirement benefit liabilities of the Central Companies on a consolidated basis, or

                    (h) Except as contemplated by this Agreement, the Merger Agreement or any of the agreements, documents or instruments contemplated hereby or thereby, or except as Previously Disclosed, amend any existing employment contract between such Party or any Subsidiary thereof and any person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder or extend the term thereof or enter into any new employment contract with any person having a salary thereunder in excess of $50,000 that such Party or its applicable Subsidiary does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time, or

                    (i) Except as contemplated by this Agreement, the Merger Agreement or any of the agreements, documents or instruments contemplated hereby or thereby, adopt any new employee benefit plan of Central or any Central Subsidiary or make any material change in or to any existing employee benefit plan of such Party or any Subsidiary thereof other than (i) as Previously Disclosed or (ii) any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan.

               6.2 CONDUCT OF BUSINESS -- AFFIRMATIVE COVENANTS. Unless the prior written consent of the other Party shall have been obtained, except as otherwise contemplated or permitted hereby or Previously Disclosed, each Party shall and shall cause its
          Subsidiaries: to operate its business only in the ordinary course of business of such Party and its Subsidiaries consistent with past practices, to preserve intact its business organizations and assets and maintain its rights and franchises, and to take no action which would (i) adversely affect the ability of any of them to obtain any necessary approvals of Regulatory Authorities required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the second sentence of Section 8.5 of this Agreement,
          (ii) adversely affect the ability of such Party to perform its obligations under this Agreement, the Merger Agreement and Stock Option Agreement, or (iii) cause or permit a breach of any of its covenants or cause or permit any representation or warranty of it to become untrue in any material respect, as if each such representation and warranty were continuously made from the date hereof.

               6.3 ADVERSE CHANGES IN CONDITION. Each Party shall give written notice promptly to the other Party concerning (i) any material adverse change in the condition (financial or otherwise), results of operations or business prospects of such Party and its Subsidiaries, taken as a whole on a consolidated basis ("Material Adverse Change"), or (ii) the occurrence or impending occurrence of any event or circumstance known to such Party which would cause or constitute a material breach of any of the representations, warranties or covenants of such Party contained herein or that would reasonably be expected to materially and adversely affect the timely consummation of the transactions contemplated hereby or under the Merger Agreement or Stock Option Agreement. Each Party shall use its best efforts to prevent or to promptly remedy the same.

               6.4 INVESTIGATION AND CONFIDENTIALITY. Prior to the Effective Time, each Party will keep the other Party promptly advised of all material developments relevant to its business and to the consummation of the Merger and may make or cause to be made such investigation, if any, of the business, properties, operations and financial and legal condition of the other Party and its Subsidiaries as such Party reasonably deems necessary or advisable to familiarize itself and its advisors with such business, properties, operations and condition, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. Each Party agrees to furnish the other Party and the other Party's respective advisors with such financial and operating data and other information with respect to its business, properties and employees as the other Party shall from time to time reasonably request. No investigation by one Party shall affect the representations and warranties of the other Party and, subject to Section 9.3 of this Agreement, each such representation and warranty shall survive any such investigation. Each Party shall maintain the confidentiality of all confidential information furnished to it by the other Party in accordance with the terms of the confidentiality agreement dated May 15, 1995, between the Parties (the "Confidentiality Agreement").

               6.5 REPORTS. Each Party shall file all reports required to be filed by it with the SEC and the Federal Reserve between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. Each Party shall cause each of its Subsidiaries that is a depository institution to file all reports required to be filed with the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve, the OTS and any applicable State Regulatory Commissioner.

               6.6  DIVIDENDS.

                    (a) From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, Central will not declare or pay any dividend or other distribution to its shareholders except regular quarterly cash dividends on the shares of Central Common Stock, at a rate not in excess of the regular quarterly cash dividend most recently declared by Central prior to the date of this Agreement.

                    (b) From the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, no Party shall, without the prior written consent of the other Party, make any changes in its dividend record or payment dates, except as required to comply with paragraph (c) below.

                    (c) The Parties shall coordinate with one another as to the declaration and payment of cash dividends on the shares of FCC Common Stock and Central Common Stock to be declared in 1995 and 1996 so as to ensure that FCC and Central have declared, with the record dates prior to the Effective Time, the same number of quarterly dividends from January 1, 1995 through the Effective Time.

               6.7 CAPITAL STOCK. Except for or as otherwise permitted in or contemplated by this Agreement, the Merger Agreement or the Stock Option Agreement, or as Previously Disclosed, without the prior written consent of FCC, from the date of this Agreement to the earlier of the Effective Time or the termination of this Agreement, Central shall not, and shall not enter into any agreement to, issue, sell, or otherwise permit to become outstanding any additional shares of Central Common Stock or any other capital stock of Central, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any such stock.

               6.8 AGREEMENT OF AFFILIATES. Central shall deliver to FCC, no later than 30 days after the date of this Agreement, a letter identifying each person whom it reasonably believes is an "affiliate" of Central for purposes of Rule 145 under the 1933 Act. Thereafter and until the date on which the Merger is approved by the Federal Reserve, Central shall identify to FCC each additional person whom Central reasonably believes to have thereafter become an "affiliate". Central shall use its best efforts to cause each person who is identified as an "affiliate" of such Party pursuant to the two immediately preceding sentences to deliver to FCC, not later than the date on which the Merger is approved by the Federal Reserve, a written agreement, substantially in the form of Exhibit VI.

               6.9 CERTAIN ACTIONS. Neither Central nor any of its Subsidiaries shall (except as may, in the written opinion of its counsel promptly delivered to the other Party, be required by fiduciary duty) solicit, initiate, participate in discussions of, or encourage or take any other action to facilitate (including by way of the disclosing or furnishing of any information that it is not legally obligated to disclose or furnish) any inquiry or the making of any proposal relating to an Acquisition Transaction or a potential Acquisition Transaction involving such Party or any of its Subsidiaries (and, if any information is furnished, it will be furnished only under a confidentiality agreement containing substantially the same provisions as the Confidentiality Agreement referred to in Section 6.4). Central shall immediately instruct and otherwise use its best efforts to cause its directors, officers, employees, agents, advisors (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), consultants and other representatives to comply with the provisions of this Section 6.9. Central will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any such activities. Except as may, in the written opinion of its counsel promptly delivered to the other Party, be required by fiduciary duty, Central shall not negotiate with respect to any such proposal, nor shall it reach any agreement or understanding (formal or informal, written or otherwise) with respect to any such proposal. Central shall promptly notify FCC orally and in writing in the event it receives any such inquiry or proposal. This Section 6.9 shall not prohibit accurate disclosure by a Party in any SEC Document (including the Joint Proxy Statement and the Registration Statement) or other disclosure to the extent required by the Securities Laws or other applicable law if in the opinion of the Board of Directors of such Party (as of the date of such SEC Document or other disclosure) disclosure is required under applicable law as to transactions contemplated hereby.

               6.10 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement and its fiduciary duties under applicable law, each of the Parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, using its best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby. Each of the Parties shall use, and shall cause each of its Subsidiaries to use, its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement. This section shall not require either Party to waive any condition to such Party's obligation to consummate the Merger.

               6.11 OPERATING FUNCTIONS. The Central Companies will cooperate with FCC in connection with planning for the efficient and orderly combination of the parties and the operation of Central Bank after the Merger, and in the consolidation of appropriate operating functions to be effective on the Effective Date, provided that this covenant shall not require any action that, in the opinion of Central's Board, would adversely affect the operations of any Central Company if the Merger were not consummated.

               6.12 ISSUANCE OF FCC STOCK. FCC shall, prior to the Closing, take such action as is required to permit the issuance of the FCC Common Stock issuable to the shareholders of Central pursuant to the Merger, and to permit such stock to be approved for listing and quotation on the NASDAQ Stock Market.

               6.13 INSIDER COMMITMENTS. Central has delivered to FCC on the date of this Agreement Insider's Commitments in the form of
          Exhibit VII from the directors and executive officers of Central and from each person who owns as much as 5% of the outstanding shares of Central Common Stock.

               6.14 MATERIAL ADVERSE EFFECT AND CHANGE. In determining whether there has occurred with respect to FCC a Material Adverse Change or whether any circumstance has had a Warrantor Material Adverse Effect with respect to FCC, unrealized securities losses shall be ignored, and realized securities losses shall be ignored except to the extent such realized securities losses (A) cause FCC to have (i) a Tier I capital ratio (as defined in Appendix A to 12 C.F.R. 225) of less than 6%, or (ii) a leverage-based capital ratio (as defined in Appendix B to 12 C.F.R. 225) of less than 5%; or (B) result in an enforcement action against FCC by a federal Regulatory Authority.

               6.15 P&A AGREEMENT. FCC and Central agree to use their best efforts to cause their respective subsidiaries, Rapides Bank & Trust Company in Alexandria ("RBT") and Central Bank, (i) to enter into a purchase and assumption agreement pursuant to which specified assets and liabilities of Central Bank that are associated with the trade area of RBT will be transferred to RBT at the Effective Time or as soon as practicable thereafter (provided that such transfer shall be conditioned upon and shall not occur sooner than the occurrence of the Merger), and (ii) to apply expeditiously for and diligently pursue regulatory approval of such agreement. The consummation of the Merger is not conditioned upon the consummation of such agreement


                                   SECTION VII.
                              ADDITIONAL AGREEMENTS

               7.1 REGISTRATION STATEMENT; SHAREHOLDER APPROVAL. The Parties shall cooperate in the preparation of the Registration Statement. FCC shall, as soon as practicable, file the Registration Statement with the SEC, and the Parties shall use their best efforts to cause the Registration Statement to become effective under the 1933 Act. FCC will take, and Central will cooperate with it in connection with, any action required to be taken under the applicable state Blue Sky or securities laws in connection with the issuance of shares of FCC Common Stock upon consummation of the Merger. Each party shall furnish all information concerning it and the holders of its capital stock as the other Party may reasonably request in connection with such action. FCC and Central shall each call a Shareholders' Meeting to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon the Merger. In connection with the Shareholders' Meetings, (i) FCC and Central shall prepare and file a Joint Proxy Statement with the SEC and mail it to their shareholders, (ii) each Party shall furnish to the other Party all information concerning it that the other Party may reasonably request in connection with such Joint Proxy Statement, (iii) the Board of Directors of FCC and Central shall recommend to their respective shareholders the approval of this Agreement and the Merger Agreement, provided, however, that such recommendation may be withdrawn, modified or amended by the Board of Directors of a Party after the receipt by such Party of an offer to effect an Acquisition Transaction with such Party to the extent the Board of Directors of such Party reasonably determines that, in the exercise of its fiduciary obligations, it is required to do so; provided, further, that such determination must be based on a written opinion of counsel promptly delivered to the other Party, and (iv) FCC and Central shall otherwise use their best efforts to obtain such shareholders' approval, subject to their respective fiduciary duties under applicable law. This
          Section 7.1 shall not prohibit accurate disclosure by a Party in any SEC Document (including the Joint Proxy Statement and the Registration Statement) and other disclosure to the extent required by the Securities Laws or other applicable law if in the opinion of the Board of Directors of such party (as of the date of such SEC Document or other disclosure) disclosure is required as to transactions contemplated hereby or as to any proposal for an Acquisition Transaction. The Parties shall use all reasonable efforts to hold the Shareholders' Meetings on the same date or otherwise as close together as may be practicable.

               7.2 FILINGS WITH THE STATE OFFICES. Promptly following, or contemporaneous with, the Closing, the Parties will cause the Merger Agreement to be filed with the Secretary of State of Louisiana, and will cause to be made all such other filing as are required by the BCL.

               7.3 TAX OPINION. The Parties agree to use their reasonable efforts to obtain a written opinion of Arthur Andersen LLP, addressed to the Parties and reasonably satisfactory to their respective counsel, dated the date of the Closing, subject to the customary representations and assumptions, and substantially to the effect that (a) the Merger will constitute a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code and FCC and Central will each be a party to the reorganization, (b) the exchange in the Merger of Central Common Stock for FCC Common Stock will not give rise to income, gain or loss to FCC and Central, or shareholders of Central with respect to such exchange (except to the extent of any cash paid in lieu of fractional shares), (c) the adjusted tax basis of the FCC Common Stock received by shareholders of Central who exchange all of their Central Common Stock in the Merger will be the same as the adjusted tax basis of the shares of Central Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share for which cash is received) and (d) the holding period of the shares of FCC Common Stock received in the Merger will include the period during which the shares of Central Common Stock surrendered in exchange therefor were held, provided such shares of Central Common Stock were held as capital assets at the Effective Time.

               7.4 ACCOUNTING TREATMENT. No Party will take, cause or to the best of its ability permit to be taken any action that would adversely affect the qualification of the Merger for pooling of interests accounting treatment; provided that nothing herein shall preclude any Party from exercising its rights under the Stock Option Agreement.

               7.5 PRESS RELEASES. Prior to the Effective Time, the Parties shall give when practicable prior notice to each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, however, that nothing in this Section 7.5 shall be deemed to prohibit a Party from making any disclosure which its counsel deems necessary in order to satisfy such Party's disclosure obligations imposed by law.

               7.6 APPLICATIONS. The parties shall prepare and file applications with the Federal Reserve, the State Regulatory Commissioners and any other appropriate governmental authorities seeking the approvals necessary to consummate the transactions contemplated by this Agreement. The Parties shall provide copies of all such filings to each other within five business days after such filings are made and shall promptly inform each other of all substantive regulatory contacts concerning the transactions contemplated by this Agreement.

                                  SECTION VIII.
                             CONDITIONS PRECEDENT TO
                            OBLIGATIONS TO CONSUMMATE

               The obligation of each Party to consummate the Merger is subject to the satisfaction of each of the following conditions, unless waived by such Party pursuant to Section 10.5 of this
          Agreement:

               8.1  REPRESENTATIONS  AND  WARRANTIES.   The representations
          and warranties of the other Party set forth or referred to in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the time of the Closing with the same effect as though all such representations and warranties had been made on and as of the time of the Closing, except (i) for any such representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such date, (ii) as expressly contemplated or permitted by this Agreement, or (iii) to the extent that the facts constituting any untruth or incorrectness in such representations and warranties as of the time of the Closing do not reflect a Material Adverse Change from that represented and warranted by such other Party, provided, however, that the exception in this clause (iii) shall not apply to
          (A) the requirement that representations and warranties be true and correct in all material respects as of the date of this Agreement, or (B) the representations and warranties in Sections 5.1, 5.2 and 5.4, which representations and warranties must be true and correct as of the time of the Closing.

               8.2 PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of the other Party to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the time of the Closing shall have been duly performed and complied with by it in all material respects.

               8.3  CERTIFICATES.  Each of the Parties shall have delivered to the other Party a certificate, dated as of the time of the Closing and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 8.1 and
          Section 8.2 of this Agreement with respect to it have been satisfied, all in such reasonable detail as the other Party shall request.

               8.4 SHAREHOLDER APPROVALS. The shareholders of each Party shall have approved this Agreement, the Merger Agreement, the Merger and the consummation of the transactions contemplated hereby and thereby, as and to the extent required by law and by the provisions of any governing instruments, and each Party shall have furnished to the other certified copies of resolutions duly adopted by such Party's shareholders evidencing the same. In addition, the holders of the requisite percentage of shares of FCC Common Stock and Central Common Stock sufficient, either alone or in combination with other factors, to preclude accounting for the Merger as a pooling of interests shall not have perfected dissenters' rights under applicable law with respect to the adoption of this Agreement and the Merger Agreement.

               8.5 CONSENTS AND APPROVALS. All material approvals and authorizations of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger and for the prevention of any termination of any material right, privilege, license or agreement of any Party or any of its Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired. Any approval obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall not be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either of the Parties so materially and adversely affects the economic or business assumptions of the transactions contemplated by this Agreement so as to render inadvisable the consummation of the Merger. To the extent that any lease, license, loan or financing agreement or other contract or agreement to which any Party or any of its Subsidiaries, as the case may be, is a party requires the consent of or waiver from the other party thereto as a result of the transactions contemplated by this Agreement, such consent or waiver shall have been obtained, unless the failure to obtain such consent or waiver would not, following the Merger, have a material adverse effect on the consolidated financial condition, results of operations or, to the best of such Party's knowledge, business prospects of such Party and its Subsidiaries on a consolidated basis from that reflected on the December 31, 1994 financial statements included in the Financial Statements.

               8.6 LEGAL PROCEEDINGS. No Party shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of any of the transactions contemplated by this Agreement.

               8.7 ACCOUNTANTS' LETTERS. Each Party shall have received "comfort" letters from the other Party's independent public accountants dated, respectively, within three days prior to the mailing of the Joint Proxy Statement and the Closing Date, in form and substance as are usual and customary for comfort letters of this type.

               8.8  TAX  MATTERS.   Each  Party shall have received the tax
          opinion addressed to it referred to in Section 7.3 of this Agreement.

               8.9 REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act and no stop orders suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC.

               8.10 SIMULTANEOUS TRANSACTIONS. The Closing shall have occurred and the other Party shall have executed all documents and taken all such other action as is necessary to effectuate the Merger other than filing the Merger Agreement as referred to in
          Section 7.2, and each Party shall have irrevocably authorized its agents to make such filing in its behalf.

               8.11 LEGAL OPINIONS. Each Party shall have received an opinion, substantially in the form of Exhibit VIII-A or VIII-B annexed hereto, as applicable, from counsel for the other Party.

               8.12 POOLING OF INTERESTS. Neither the independent public accountants of either Party, nor the SEC, shall have taken the position that the Merger does not qualify for pooling-of-interests accounting treatment under GAAP.

               8.13 EMPLOYMENT CONTRACTS. The employment contracts referred to in Section 4.2(b) shall have been entered into (provided that any failure by any of the employees so to do shall be a condition solely as to FCC).

                                   SECTION IX.
                                   TERMINATION

               9.1 TERMINATION. Notwithstanding any other provision of this Agreement or the Merger Agreement and notwithstanding the approval of this Agreement and the Merger Agreement by the shareholders of the Parties, as applicable, this Agreement and the Merger Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

                    (a) By mutual consent of the Boards of Directors of FCC and Central; or

                    (b) By the Board of Directors of a Party in the event of a material breach by the other Party of any representation, warranty, covenant or agreement of such other Party contained herein which would result in the failure to satisfy the closing condition set forth in Section 8.1 or 8.2 of this Agreement, which breach cannot be or has not been cured within 30 days after the giving of a written notice to the breaching Party of such material breach; or

                    (c) By the Board of Directors of either Party in the event that the Merger shall not have been consummated by June 30, 1996; or

                    (d) By the Board of Directors of either Party in the event (i) any approval of any governmental or other Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any such action taken by such authority is not appealed within the time limit for appeal or (ii) if the shareholders of FCC or Central fail to have approved this Agreement, the Merger Agreement and the Merger, as applicable, and the consummation of the transactions contemplated hereby and thereby, as applicable, at the Shareholders' Meetings to the extent required by law and by the provisions of any governing instruments; or

                    (e) By the Board of Directors of a Party in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled on or before June 30, 1996 (other than by reason of a breach by the Party seeking to terminate); or

                    (f) By the Board of Directors of a Party in the event of the acquisition, by any person or group of persons, of beneficial ownership of 25% or more of the outstanding shares of Common Stock of the other Party (the terms "person", "group" and "beneficial ownership" having the meanings assigned thereto in
          Section 13(d) of the 1934 Act and the regulations promulgated thereunder); or

                    (g) By the Board of Directors of FCC if the Board of Directors of Central shall or shall have resolved to withdraw, modify or change its recommendation to Central's shareholders of this Agreement, the Merger Agreement or the Merger, or recommend any Acquisition Transaction other than the Merger; or

               (h) By the Board of Directors of a Party (the "Terminating Party"), if such Party has determined in its discretion (but in good faith) (i) that, based on its due diligence investigation of the other Party (the "Other Party"), including (without limitation) its review of the matters that have been Previously Disclosed by the Other Party, (A) the representations and warranties of such Other Party in this Agreement were not true and correct in all material respects on the date of this Agreement, and/or (B) there is a material possibility that a Material Adverse Change may in the future occur with respect to such Other Party or that the Terminating Party will not achieve from the transactions contemplated by this Agreement the expectations that lead it to enter into this Agreement, and
          (ii) that, had the Terminating Party known, prior to the date of this Agreement, of such untruth, incorrectness and/or material possibility, it would not have entered into this Agreement; provided, that termination pursuant to this Section 9.1(h) may be declared only by notice of termination given by the Terminating Party to the Other Party during the period ("Notice Period") of 30 days following the date on which the Other Party first offers, by letter delivered in accordance with Section 10.7 of this Agreement, to make access to the Other Party available to the Terminating Party for the latter's due diligence purposes. Any notice of termination shall certify to the determinations set forth in clauses (i) and (ii) above. A notice of termination given in accordance with Section 9.1(h) shall become effective on the 10th day after it is given unless prior to that time the Other Party requests the Terminating Party to provide the details supporting the determination referred to in clause (i), in which event (A) the Terminating Party will supply such details by the 15th day after such request, (B) the Terminating Party will, during the succeeding 10-day period, discuss its findings with the Other Party on request by the Other Party, and (C) the notice of termination shall become effective at the end of such 10-day period unless by then withdrawn by the Terminating Party by a written notice of withdrawal; or

                    (i) By the Board of Directors of Central if there has occurred any conversion of FCC Common Stock into or exchange of FCC Common Stock for the securities of any other issuer, provided that the right of termination in accordance with this
          Section 9.1(i) shall itself terminate on the 30th day following the date on which FCC provides written notice to Central of any such conversation or exchange; or

                    (j) By the Board of Directors of a Party if an action or failure to act by the other Party results in a Material Adverse Change, as defined in Section 6.3 of this Agreement, with respect to such other Party which is not remedied or cured within 30 days after notice of intention to terminate is given by the Party invoking this Section 9.1(j), which notice shall specify the action or failure to act that is the basis of such intention; provided that the right to terminate with respect to the action or failure to act that is specified in such notice of intention shall itself terminate unless notice of termination is given by such Party within 15 days following the end of such remedial or curative period; or

                    (k) By the Board of Directors of Central if Central Option Shares shall have been issued pursuant to any exercise of the Stock Option Agreement and, at the time scheduled for Closing, all or any portion of such Central Option Shares would not be cancelled in accordance with Section 2.3(b) by virtue of the Merger.


               9.2  EFFECT OF TERMINATION.  In the event of the termination and abandonment of this Agreement and the Merger Agreement pursuant to Section 9.1 of this Agreement, this Agreement and the Merger Agreement shall become void and have no effect and the Parties will be relieved of all obligations and liabilities under this Agreement and the Merger Agreement, except that (i) the provisions of the last sentence of Section 6.4, Section 7.5, and
          Section X of this Agreement shall survive any such termination and abandonment, (ii) the Stock Option Agreement shall be governed by its own terms as to termination, (iii) a termination pursuant to Section 9.1(b) or 9.1(e) or 9.1(g) of this Agreement shall not relieve a breaching Party from liability for any breach giving rise to such termination and (iv) the Parties shall remain obligated under, and liable for any breach of, any of the provisions of this Agreement that survive its termination.

               9.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The respective representations, warranties, obligations, covenants and agreements of the Parties shall not survive the Effective Time except for (i) this Section 9.3, Section 2.3 and
          Section IV of this Agreement and (ii) the Merger Agreement, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive any Party (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of any Party, the aforesaid representations, warranties and covenants being material inducements to consummation by the Parties of the transactions contemplated hereby.

                                    SECTION X.
                                  MISCELLANEOUS

               10.1 EXPENSES.

                    (a) Except   as    provided   in   Section 2.3(a)   and
          Section 10.1(b) of this Agreement, each of the Parties shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial or other consultants, investment bankers, accountants and counsel.

                    (b) Notwithstanding the foregoing, a Party (the "Expense Paying Party") shall pay all of the costs and expenses incurred by the other Party (the "Reimbursed Party") (without duplication pursuant to this Agreement or any other agreement or instrument) in connection with this Agreement and the transactions contemplated hereunder, including fees and expenses of such Reimbursed Party's financial or other consultants, investment bankers, accountants and counsel, if:

                        (i)  (a) this Agreement is terminated  pursuant  to
          Section 9.1(b) by reason of a material breach by the Expense Paying Party, (b) the Reimbursed Party was the Party who terminated it, and (c) the Expense Paying Party is at the time of the termination not also entitled to terminate this Agreement pursuant to Section 9.1(b) by reason of a material breach of the Reimbursed Party; or

                        (ii) a Purchase Event occurs with respect to the Stock Option Agreement if Central is the Expense Paying Party and the Merger has not been, or thereafter is not, consummated for any reason other than a termination pursuant to Section 9.1(b) because of a material breach by the Reimbursed Party.

               Nothing contained in this Section 10.1(b) shall constitute or shall be deemed to constitute liquidated damages for the breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

                    (c) Final settlement with respect to payment of fees and expenses by the Parties pursuant to Section 10.1 of this Agreement shall be made within 30 days of the termination of this Agreement and the Merger Agreement. If more than one Party is responsible as an Expense Paying Party, then the costs and expenses which the Expense Paying Parties are obligated to pay shall be equally shared between them, regardless of whether their relative degree of fault is or is not equal.

               10.2 BROKERS  AND FINDERS.  Except as Previously  Disclosed,
          each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, affiliates or Subsidiaries has employed any broker or finder or incurred any liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon its representing or being retained by or allegedly representing or being retained by any Party, such Party agrees to indemnify and hold the other Party harmless of and from such claim.

               10.3 ENTIRE  AGREEMENT.    Except   as  otherwise  expressly
          provided herein, this Agreement, the Merger Agreement, the Stock Option Agreement and the Confidentiality Agreement contain the entire agreement among the Parties with respect to the transactions contemplated hereunder and thereunder, and such agreements supersede all prior arrangements or understanding with respect thereto, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement except for the rights of shareholders of Central to receive the merger consideration following the Effective Time and except as otherwise may be provided in
          Section IV.

               10.4 AMENDMENTS. To the extent permitted by law, this Agreement or the Merger Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of such Parties; provided, however, that the provisions of this Agreement and the Merger Agreement relating to the manner or basis in which shares of Central Common Stock will be exchanged for FCC Common Stock shall not be amended after the Shareholders' Meetings without the requisite approval of the holders of the issued and outstanding shares of FCC Common Stock and Central Common Stock entitled to vote thereon. The Parties may, without approval of their respective Boards of Directors, make such technical changes to this Agreement or the Merger Agreement, not inconsistent with the purposes hereof and thereof, as may be required to effect or facilitate any governmental approval or acceptance of the Merger or of this Agreement or the Merger Agreement or to effect or facilitate any filing or recording required for the consummation of any of the transactions contemplated hereby or thereby.

               10.5 WAIVERS. Prior to or at the Effective Time, each Party, acting through its Board of Directors or chief executive officer or other authorized officer, shall, as to such Party's rights hereunder, have the right (i) to waive any default in the performance of any term of this Agreement by the other Party,
          (ii) to waive or extend the time for the compliance or fulfillment by the other Party of any and all of its obligations under this Agreement, and (iii) to waive any or all of the conditions precedent to the obligations of such Party under this Agreement.

               10.6 NO ASSIGNMENT. Neither of the Parties may assign any of its rights or obligations under this Agreement or the Merger Agreement to any other persons, and any such purported assignment shall be deemed null and void.

               10.7 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission or by registered or certified mail, postage pre-paid, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                    If to FCC:

                        First Commerce Corporation
                        210 Baronne Street
                        New Orleans, LA 70112
                        Attention:  Ian Arnof

                        With a copy to:

                        Correro, Fishman & Casteix, L.L.P.
                        201 St. Charles Avenue, 47th Floor
                        New Orleans, LA 70170-4700
                        Attention:  Louis Y. Fishman

                    If to Central:

                        Central Corporation
                        300 DeSiard Street
                        Monroe, LA  71201-4928
                        Attention:  James A. Altick

                        With a copy to:

                        Mayer, Brown & Platt
                        2000 Pennsylvania Avenue, N.W.
                        Washington, D.C.  20006-1882
                        Attention:  Brian W. Smith



               10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without regard to the conflict of laws principles thereof.

               10.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

               10.10CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.




               IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and attested by officers thereunto duly authorized all as of the day and year first above written.

                                       FIRST COMMERCE CORPORATION


          ATTEST:
                                    By: ____________________________________

          _____________________________
                     Secretary


                                       CENTRAL CORPORATION


          ATTEST:                   By: ____________________________________

          _____________________________
                     Secretary

                                                              Exhibit I

                            JOINT AGREEMENT OF MERGER
                                        OF
                               CENTRAL CORPORATION
                                  WITH AND INTO
                            FIRST COMMERCE CORPORATION


               This Joint Agreement of Merger (this "Joint Agreement") is dated as of the 15th day of May, 1995, between Central Corporation, a Louisiana corporation ("Central"), and First Commerce Corporation, a Louisiana corporation ("FCC"); and is entered into pursuant to the provisions of Sections 111 et seq. of the Louisiana Business Corporation Law ("LBCL").

               WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of Central and FCC (collectively, the "Merging Corporations") deem it advisable that Central be merged with and into FCC (the "Merger"), as provided in this Joint Agreement and in the Agreement and Plan of Merger dated as of May 15, 1995 (the "Plan"), among Central and FCC, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Merger; and

               WHEREAS, as required by law, at least a majority of the members of the respective Boards of Directors of the Merging Corporations wish to enter into this Joint Agreement and submit it to the shareholders of Central and FCC for approval in the manner required by law and, subject to such approval and to such other approvals as may be required, to effect the Merger, all in accordance with the provisions of this Joint Agreement.

               NOW THEREFORE, in consideration of the mutual benefits to be derived from this Joint Agreement and the Merger, the parties hereto agree as follows:

                                  1.  THE MERGER

               In accordance with the applicable provisions of the LBCL, Central shall be merged with and into FCC; the separate existence of Central shall cease; and FCC shall be the corporation surviving the merger.

                         2.  EFFECTIVENESS OF THE MERGER

               2.1 Effective Time of the Merger. The Merger shall become effective at the time (the "Effective Time") at which this Joint Agreement, having been executed and acknowledged in the manner required by law, is filed in the office of the Secretary of State of Louisiana.

               2.2 Effect of the Merger. At the Effective Time, (i) the separate existence of Central shall cease and Central shall be merged with and into FCC; (ii) FCC shall continue to possess all of the rights, privileges and franchises possessed by it and shall, at the Effective Time, become vested with and possess all rights, privileges and franchises possessed by Central; (iii) FCC shall be responsible for all of the liabilities and obligations of Central in the same manner as if FCC had itself incurred such liabilities or obligations, and the Merger shall not affect or impair the rights of the creditors or of any persons dealing with the Merging Corporations; (iv) the Merger will not of itself cause a change, alteration or amendment to the Articles of Incorporation or the By-Laws of FCC; (v) the Board of Directors of FCC shall consist of those persons serving as Directors of FCC immediately prior to the Effective Time and, in addition, Robert C. Cudd, III, Hugh G. McDonald, Jr., Saul A. Mintz and Tom H. Scott; (vi) the officers of FCC shall consist of those persons serving as officers of FCC immediately prior to the Effective Time and, in addition, James A. Altick will at the Effective Time become an Executive Vice President of FCC; and
          (vii) the Merger shall, from and after the Effective Time, have all the effects provided by applicable Louisiana law.

               2.3 Additional Actions. If, at any time after the Effective Time, FCC shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (a) to vest, perfect or confirm, of record or otherwise, in FCC, title to or the possession of any property or right of Central acquired or to be acquired by reason of, or as a result of, the Merger, or (b) otherwise to carry out the purposes of this Joint Agreement, Central and its proper officers and directors shall be deemed to have granted to FCC an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in FCC and otherwise to carry out the purposes of this Joint Agreement; and the proper officers and directors of FCC are fully authorized in the name of Central to take any and all such action.

                    3.  METHOD OF CARRYING MERGER INTO EFFECT

               This Joint Agreement shall be submitted to the shareholders of Central and FCC for their approval. If such approval is given, then the fact of such approval shall be certified hereon by the Secretaries of Central and FCC. This Joint Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Vice President of each of the Merging Corporations. As soon as may be practicable thereafter, this Joint Agreement, so certified, signed and acknowledged, shall be delivered to the Secretary of State of Louisiana for filing in the manner required by law and shall be effective at the Effective Time; and thereafter, as soon as practicable, a copy of the Certificate of Merger issued by the Secretary of State of Louisiana, and certified by him to be a true copy, shall be filed for record in the Office of the Recorder of Mortgages of the parishes in which the Merging Corporations have their respective registered offices and in the Office of the Recorder of Conveyances of each parish in which Central has immovable property.

                             4.  CONVERSION OF SHARES

               4.1  Certain   Definitions.    As  used  in  Section 4,  the
          following terms have the following respective meanings:

                    (a) "Central Common Stock" shall mean the Common Stock, par value $1.00 per share, of Central.

                    (b) "Central  Companies"  shall   mean,   collectively,
          Central and all Central Subsidiaries.

                    (c) "Central Option Shares" means shares of Central Common Stock issuable pursuant to the Stock Option Agreement dated as of May 15, 1995, between Central and FCC.

                    (d) "Central Subsidiaries" shall mean the subsidiaries of Central.

                    (e) "Dissenters' Shares" shall mean shares of Central Common Stock as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the BCL.

                    (f) "FCC Common Stock" shall mean the Common Stock, par value $5.00 per share, of FCC.

                    (g) "Market Value" shall mean the average of the closing sales prices of a share of FCC Common Stock on the NASDAQ Stock Market for the 15 business days ended on the last business day before the Effective Time. In the event FCC changes the number of shares of FCC Common Stock issued and outstanding as a result of any stock split, stock dividend or other similar change in FCC's capitalization, or if a distribution of securities is made in respect of the FCC Common Stock as a result of any dividend (other than regular quarterly cash dividends), spinoff or other reorganization in which FCC Common Stock is not changed into or exchanged for a different kind of securities, and in any such case the record date is before the Effective Time and the ex-dividend or ex-distribution date is subsequent to, or during, the period during which Market Value is determined such that such event is not reflected in any one or more of the closing sales prices used to determine Market Value, the appropriate adjustment shall be made in such closing sales price or prices so as to reflect such change.

               4.2  Conversion   of   Central  Common  Stock.   Except  for
          Dissenters' Shares, at the Effective Time each outstanding share of Central Common Stock will be converted into that number of shares of FCC Common Stock as is equal to (A) 1.670 (the "Conversion Ratio"), minus (B) the quotient of (i)(a) the amount (if any) by which all expenses of the Central Companies in connection with the transactions contemplated by this Agreement exceed $1,750,000 divided by (b) the Market Value of one share of FCC Common Stock; divided by (ii) the number of shares of Central Common Stock outstanding at the Effective Time. In calculating expenses of the Central Companies for purposes of the preceding clause (B)(i)(a), expenses which Central incurs directly or indirectly as a result of the following shall not be included: (1) any action or failure to act on the part of FCC;
          (2) any circumstances or conditions surrounding the ongoing business operations or regulatory compliance of FCC; or (3) any claims or proceedings, regulatory or otherwise, with merit or not, brought against FCC in connection with the transactions contemplated herein or which significantly delay or impede FCC's performance in such transactions. The aggregate number of shares of FCC Common Stock to be issued in the Merger, prior to any adjustment in accordance with Section 4.4 or in accordance with clause (B)(i)(a) of this Section 4.2, shall in no event exceed 6,792,453, plus, in the event of any issuance by Central of Central Option Shares, the number of shares of FCC Common Stock into which such Central Option Shares are converted by virtue of the Merger.

               4.3 Nonconversion of Certain Shares of Central Common Stock. Shares of Central Common Stock that are held by Central or any Central Subsidiary (other than shares held by such a Subsidiary in a fiduciary capacity other than for Central or any other Subsidiary of Central) shall not be considered to be outstanding and shall be cancelled (and not converted) by virtue of the Merger at the Effective Time and without any further action by either party. Central Option Shares that are held by FCC or any subsidiary of FCC (other than Central Option Shares held by such a subsidiary in a fiduciary capacity other than for FCC or any other subsidiary of FCC) shall be cancelled (and not converted) by virtue of the Merger at the Effective Time and without any further action by either party.

               4.4 Adjustments. If, prior to the Effective Time, Central (subject to any restrictions contained in the Plan) or FCC, as the case may be, should split or combine the Central Common Stock or the FCC Common Stock, or pay a stock dividend in Central Common Stock or FCC Common Stock, or otherwise change the Central Common Stock or FCC Common Stock into any other securities, or make any other dividend or distribution in respect of the Central Common Stock or the FCC Common Stock (other than normal cash dividends as the same may be adjusted from time to time in accordance with or not in violation of the Plan), then the
          Conversion Ratio (and, correspondingly, the maximum aggregate number of shares of FCC Common Stock that may be issued in the Merger, as provided in the last sentence of Section 4.2) will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

               4.5 Fractional Shares. In lieu of issuing any fractional share of FCC Common Stock, each holder of Central Common Stock who would otherwise be entitled thereto, after aggregating into whole shares all fractional shares of FCC Common Stock to which such holder is entitled by virtue of the Merger, upon surrender of the certificate(s) which represented Central Common Stock, will receive cash equal to such fractional share multiplied by the Market Value.

               4.6 Exchange of Certificates. After the Effective Time, each holder of Central Common Stock (other than Dissenters' Shares), upon surrender of such holder's certificates therefor to FCC together with a completed letter of transmittal in the form furnished by FCC, will be entitled to receive the shares of FCC Common Stock into which such holder's shares have been converted and cash in lieu of any fractional share as provided above, less any applicable tax withholding. Until then, each certificate for Central Common Stock will represent the number of whole shares of FCC Common Stock into which the shares of Central Common Stock represented thereby were converted, except that FCC may refuse to pay any dividend or other distribution payable to holders of any unsurrendered certificate for Central Common Stock until surrender or if such dividend or distribution has reverted in full ownership to FCC under its Articles of Incorporation. Whether or not a certificate for Central Common Stock is surrendered, after the Effective Time it will not represent any interest in any person other than FCC.

               4.7  Shares  of FCC Common Stock.   The  shares  of  capital
          stock of FCC outstanding immediately prior to the Effective Time shall not be converted by virtue of the Merger.

                                5.  MISCELLANEOUS

               5.1 Termination. Prior to the Effective Time, this Joint Agreement may be terminated, and the Merger abandoned, as set forth in the Plan.

               5.2  Headings.   The descriptive headings of the sections of
          this Joint Agreement are inserted for convenience only and do not constitute a part hereof for any other purpose.

               5.3 Modifications, Amendments and Waivers. At any time prior to the Effective Time (notwithstanding any shareholder approval that may have already been given), the parties hereto may, to the extent permitted by and as provided in the Plan, modify, amend or supplement any term or provision of this Joint Agreement.

               5.4 Governing Law. This Joint Agreement shall be governed by the laws of the State of Louisiana (regardless of the laws that might be applicable under principles of conflicts of law) as to all matters, including, but not limited to, matters of validity, construction, effect and performance.

               IN WITNESS WHEREOF, this Joint Agreement has been executed by a majority of the respective Directors of each of the Merging Corporations, as of the day and year first above written.


                          FOR THE BOARD OF DIRECTORS OF
                               CENTRAL CORPORATION:



          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

                          FOR THE BOARD OF DIRECTORS OF
                           FIRST COMMERCE CORPORATION:



          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

          ______________________________  ______________________________

                          CERTIFICATE OF SECRETARY OF
                               CENTRAL CORPORATION


               I hereby certify that I am the duly elected Secretary of Central Corporation, a Louisiana corporation, presently serving in such capacity and that the foregoing Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the required vote of the shareholders of Central Corporation.


          Certificate dated              , 1995.


                                        ___________________________________
                                            ____________________, Secretary



                           CERTIFICATE OF SECRETARY OF
                            FIRST COMMERCE CORPORATION

               I hereby certify that I am the duly elected Secretary of First Commerce Corporation, a Louisiana corporation, presently serving in such capacity and that the foregoing Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the required vote of the shareholders of First Commerce Corporation.



          Certificate dated               , 1995.



                                       ___________________________________
                                            ___________________, Secretary

                            EXECUTION BY CORPORATIONS


               Considering the approval of this Agreement by the shareholders of Central Corporation and First Commerce Corporation, as certified above, this Agreement is executed by such corporations, acting through their respective Presidents, this _____ day of __________, 1995.


                                            CENTRAL CORPORATION



                                       By: ___________________________________
                                                                President


          Attest:


          ___________________________________
          Secretary



                                            FIRST COMMERCE CORPORATION


                                       By: ___________________________________
                                            Ian Arnof, President and Chief
                                            Executive Officer



          Attest:


          ___________________________________
          Secretary

                               ACKNOWLEDGMENT AS TO
                               CENTRAL CORPORATION


          STATE OF LOUISIANA

          PARISH OF ____________________


               BEFORE ME, the undersigned authority, personally came and appeared ____________________ who, being duly sworn, declared and acknowledged before me that he is the President of Central Corporation and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                       ___________________________________
                                                              Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          Notary Public

                              ACKNOWLEDGMENT AS TO
                            FIRST COMMERCE CORPORATION


          STATE OF LOUISIANA

          PARISH OF ORLEANS


               BEFORE ME, the undersigned authority, personally came and appeared Ian Arnof who, being duly sworn, declared and acknowledged before me that he is the President and Chief Executive Officer of First Commerce Corporation and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                       ___________________________________
                                                            Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          Notary Public

                                                              EXHIBIT II

                              STOCK OPTION AGREEMENT

               This Stock Option Agreement ("Option Agreement") is dated as of May 15, 1995, between Central Corporation ("Central"), a Louisiana corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended ("Bank Holding Company Act"), and First Commerce Corporation ("FCC"), a Louisiana corporation registered as a bank holding company under the Bank Holding Company Act.

                               W I T N E S S E T H

               WHEREAS, the Boards of Directors of Central and FCC have approved an Agreement and Plan of Merger ("Merger Agreement") dated as of the date hereof providing for certain transactions pursuant to which Central would be merged with and into FCC;

               WHEREAS, as a condition to FCC's entry into the Merger Agreement and to induce such entry, Central has agreed to grant to FCC the option set forth herein to purchase authorized but unissued shares of Central Common Stock;

               NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

          1.   Definitions.

               Capitalized terms defined in the Merger Agreement and used herein shall have the same meanings as in the Merger Agreement.

          2.   Grant of Option.

               Subject to the terms and conditions set forth herein, Central hereby grants to FCC an option ("Option") to purchase up to 809,279 shares of Central Common Stock, at a price of $30 per share payable in cash as provided in Section 4 hereof; provided, however, that in the event Central issues or agrees to issue any shares of Central Common Stock (other than as permitted under the Merger Agreement) at a price less than $30 per share (as adjusted pursuant to Section 6 hereof), the exercise price shall be equal to such lesser price; in no event, however, shall the number of shares for which the Option is exercisable exceed 19.9% of Central's issued and outstanding Common Stock.

          3.   Exercise of Option.

                    (a) Unless  FCC  shall  have  breached  in any material
          respect any covenant or agreement contained in the Merger Agreement and such breach shall not have been cured after notice from Central, FCC may exercise the Option, in whole or part, at any time or from time to time within six months (which period of time shall be extended pursuant to Section 10(a)) following the occurrence of a Purchase Event (as defined below); provided that to the extent the Option shall not have been exercised, it shall terminate and be of no further force and effect (i) on the Effective Date of the Merger under the Merger Agreement, or
          (ii) upon termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the first Purchase Event to occur, or (iii) upon the earlier of
          (A) March 31, 1997, or (B) the date that is one year following the termination of the Merger Agreement, if such termination occurs after the first Purchase Event to occur. Notwithstanding the foregoing, this Option Agreement shall terminate, and all unexercised rights hereunder will simultaneously terminate, whether or not a Purchase Event has occurred, upon any termination of the Merger Agreement (i) under Section 9.1(a) thereof, (ii) by Central under Section 9.1(b) thereof, or
          (iii) by either Party under Section 9.1(h) thereof.

                    (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

               (i) any person (other than FCC or any FCC Subsidiary) shall have commenced a bona fide tender or exchange offer to purchase shares of Central Common Stock such that upon consummation of such offer such person would own or control 20% or more of the outstanding shares of Central Common Stock;

               (ii) Central  or  any  Central  Subsidiary,  without  having received FCC's prior written consent, shall have entered into an agreement with any person (other than FCC or any FCC Subsidiary), or any person (other than FCC or any FCC Subsidiary), other than in connection with a transaction to which FCC has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board or any other federal or state regulatory agency for clearance or approval, to (x) merge or consolidate, or enter into any similar transaction, with Central or any Central Subsidiary other than with respect to any requirement of divestiture in connection with the Merger Agreement under the federal banking or antitrust laws,
                    (y) purchase, lease or otherwise acquire any substantial portion of the assets of Central or any Central Subsidiary other than in the ordinary course of business of Central or such Central Subsidiary, or
                    (z) purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of Central or any Central Subsidiary;

               (iii)any person (other than FCC, any FCC Subsidiary  or  the
                    Central Subsidiaries in a fiduciary capacity) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Central Common Stock or the common stock of any Central Subsidiary (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in
                    Section 13(d) of the 1934 Act and the regulations promulgated thereunder); provided, however, that in calculating the number of shares owned by any person, no shares which were beneficially owned prior to the effective date of this Agreement shall be included;

               (iv) any person (other than FCC or any FCC Subsidiary) shall have made a bona fide proposal to Central by public announcement or written communication that is or becomes the subject of public disclosure to (x) acquire Central or any Central Subsidiary by merger, consolidation, share exchange, purchase of all or substantially all of its assets or any other similar transaction, or (y) make an offer described in clause (i) or (ii) above;

               (v) any person shall have solicited proxies in a proxy solicitation subject to Regulation 14A under the Exchange Act in opposition to approval of the Merger Agreement by Central's shareholders; or

               (vi) any transaction of the type referred to in  clause (ii)
                    above shall have been consummated.

          If more than one of the transactions giving rise to a Purchase Event under this Section 3(b) is undertaken or effected, then all such transactions shall give rise to successive Purchase Events, but the successive nature of such Purchase Events shall not increase the number of shares of Central Common Stock as to which the Option may be exercised. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the 1934 Act.

                    (c) In the event FCC wishes to exercise the Option, it shall send to Central a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise, and
          (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other Regulatory Authority is required in connection with such purchase, FCC shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification period has expired or been terminated or such approval has been obtained and any requisite waiting period shall have passed.

          4.   Payment and Delivery of Certificates.

                    (a) At the closing referred to in Section 3 hereof, FCC shall pay to Central the aggregate purchase price for the shares of Central Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by Central or by federal funds check if no account has been designated.

                    (b) At such closing, simultaneously with the delivery of cash as provided in subsection (a), Central shall deliver to FCC a certificate or certificates representing the number of shares of Central Common Stock purchased by FCC and FCC shall deliver to Central a letter agreeing that FCC will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Option Agreement.

                    (c) Certificates for Central Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend which shall read substantially as follows:

                   "The  transfer of the shares represented by this
              certificate is subject to certain provisions of an agreement between the registered holder hereof and Central Corporation and to resale restrictions arising under the Securities Act of 1933, as amended, a copy of which agreement is on file at the principal office of Central Corporation. A copy of such agreement will be provided to the holder hereof without charge upon receipt by Central Corporation of a written request."

          It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if FCC shall have delivered to Central a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Central, to the effect that such legend is not required for purposes of the 1933 Act.

          5.   Representations.

               Central hereby represents, warrants and covenants to FCC as follows:

                    (a) Central shall at all times maintain sufficient authorized but unissued shares of Central Common Stock so that the Option may be exercised without authorization of additional shares of Central Common Stock.

                    (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all claims, liens, encumbrances and security interests and not subject to any preemptive rights.

                    (c) Central will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by it; and will promptly take all action as may from time to time be required (including cooperating fully with FCC in preparing applications or notices and providing information with respect to regulatory approval) in order to permit FCC to exercise the Option and Central duly and effectively to issue shares of Central Common Stock pursuant hereto.

          6.   Adjustment Upon Changes in Capitalization.

               If Central should split or combine the Central Common Stock, or pay a stock dividend or other stock distribution in Central Common Stock, or otherwise change the Central Common Stock into any other securities, or make any other dividend or distribution in respect of the Central Common Stock (other than normal cash dividends), then the number of shares of Central Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Central Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 6 shall be deemed to authorize Central to breach any provisions of the Merger Agreement. Whenever the number of shares of Central Common Stock purchasable upon exercise hereof is adjusted as provided in this Section 6, the option exercise price shall be adjusted by multiplying the option exercise price by a fraction, the numerator of which shall be equal to the number of shares of Central Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Central Common Stock purchasable after the adjustment.

          7.   Registration Rights.

               Central shall, if  requested  by FCC, as expeditiously as
          possible file a registration statement on a form of general use under the 1933 Act if necessary in order to permit the sale or other disposition of this Option and/or the shares of Central Common Stock acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by FCC. FCC shall provide all information reasonably requested by Central for inclusion in any registration statement to be filed hereunder. Central will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sales or other dispositions. The first registration effected under this Section 7 shall be at Central's expense except for underwriting commissions and the fees and disbursements of FCC's counsel attributable to the registration. A second registration may be requested hereunder at FCC's expense. In no event shall Central be required to effect more than two registrations hereunder. If requested by Central, in connection with any such registration, FCC will become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included by a selling shareholder in such underwriting agreements.

          8.   Certain Puts.

                    (a) Upon the occurrence of a Purchase Event that occurs prior to termination of the Option, (i) at the request of FCC, delivered while the Option (in whole or part) is exercisable, Central shall repurchase the Option from FCC at a price equal to (x) the amount by which (a) the market/offer price (as defined below) exceeds (b) the option exercise price, multiplied by (y) the number of shares for which the Option may then be exercised; and (ii) at the request from time to time of the owner of shares purchased pursuant to the Option, delivered while the Option (in whole or part) is exercisable (or, if it has been fully exercised, would have been exercisable had such exercise not been made), Central shall repurchase such number of the shares issued pursuant to the Option from the owner as the owner shall designate at a price equal to (x) the market/offer price multiplied by the number of such shares so designated. The term "market/offer price" shall mean the highest of (i) the price per share of Central Common Stock at which a tender offer or exchange offer therefor has been made after the date hereof, (ii) the price per share of Central Common Stock to be paid by any third party pursuant to any merger, consolidation, share exchange or other agreement with Central entered into after the date hereof, (iii) the highest closing price for shares of Central Common Stock within the 30-day period immediately preceding the date FCC gives notice of the required repurchase of this Option or the owner gives notice of the required repurchase of shares, as the case may be, or (iv) in the event of a sale of all or substantially all of Central's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Central as determined by a nationally recognized investment banking firm selected by the parties (or by an arbitrator if they cannot agree) divided by the number of shares of Central Common Stock outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the parties (or by an arbitrator if they cannot agree), and such determination shall be conclusive and binding on all parties.

                    (b) FCC or the owner, as the case may be, may exercise its right to require Central to repurchase the Option and any shares pursuant to this Section 8 by surrendering for such purpose to Central, at its principal office, this Option Agreement or certificates for the shares, as applicable, accompanied by a written notice or notices stating that FCC or the owner, as the case may be, elects to require Central to repurchase the Option and/or the shares in accordance with the provisions of this Section 8. As promptly as practicable, and in any event within five business days after the surrender of the Option and/or certificates representing shares and the receipt of such notice or notices relating thereto, Central shall deliver or cause to be delivered to FCC or the owner the applicable repurchase price therefor or the portion thereof that Central is not then prohibited from so delivering under applicable law and regulation or as a consequence of administrative policy.

                    (c) Central   hereby  undertakes  to  use  its  best
          efforts to obtain all required regulatory and legal consents and to file any required notices in order to accomplish any repurchase contemplated by this Section 8. Nonetheless, to the extent that Central is prohibited under applicable law or regulation, or as a consequence of administrative policy, from repurchasing the Option and/or the shares in full, Central shall immediately so notify FCC and the owner and thereafter deliver or cause to be delivered, from time to time, the
          portion  of   the  repurchase  price  that  it  is  no  longer
          prohibited from delivering. If Central at any time after delivery of a notice of repurchase pursuant to Section 8 is prohibited under applicable law or regulation, or as a consequence of administrative policy, from delivering the repurchase price in full (and Central hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to accomplish such repurchase), FCC and/or the owner may revoke its notice of repurchase either in whole or to the extent of the prohibition.

          9.   Severability.

               If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of Central Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 6 hereof), it is the express intention of Central to allow the holder to acquire or to require Central to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

          10.  Miscellaneous.

                    (a) Extension. The period for exercise by FCC and its assignees of any rights under this Option Agreement shall be extended (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

                    (b) Consents. Each of FCC and Central will use its best efforts to make all filings with, and to obtain consents of, all third parties and Regulatory Authorities necessary to the consummation of the transactions contemplated by this Option Agreement, including without limitation applying to the Federal Reserve Board under the Bank Holding Company Act for approval to acquire the shares issuable hereunder.

                    (c) Expenses. Except as otherwise expressly provided herein or in the Merger Agreement each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                    (d) Entire Agreement. Except as otherwise expressly provided herein or in the Merger Agreement, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior agreements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing in this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereof, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Option Agreement, except as expressly provided herein.

                    (e) Assignment. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing FCC may assign in whole or in part its rights and obligations hereunder; provided, however, that until the date 30 days following the date on which the Federal Reserve Board approves an application by FCC under the Bank Holding Company Act to acquire the shares of Central Common Stock subject to the Option, FCC may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the rights to purchase in excess of 2% of the Central Common Stock, (iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on FCC's behalf, or (iv) any other manner approved by the Federal Reserve Board.

                    (f) Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by overnight express or by registered or certified mail, postage prepaid, addressed as follows:

                    If to FCC:

                        First Commerce Corporation
                        210 Baronne Street
                        New Orleans, LA 70112
                        Attention:  Ian Arnof

                        With a copy to:

                        Correro, Fishman & Casteix, L.L.P.
                        201 St. Charles Avenue, 47th Floor
                        New Orleans, LA 70170-4700
                        Attention:  Louis Y. Fishman

                    If to Central:

                        Central Corporation
                        300 DeSiard Street
                        Monroe, LA  71201-4928
                        Attention:  James A. Altick

                        With a copy to:

                        Mayer, Brown & Platt
                        2000 Pennsylvania Avenue, N.W.
                        Washington, D.C.  20006-1882
                        Attention:  Brian W. Smith

          A party may change its address for notice purposes by written notice to the other party hereto.

                    (g) Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                    (h) Specific Performance. The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

                    (i) Governing Law. This Option Agreement shall be governed by and construed in accordance with the laws of the Louisiana applicable to agreements made and entirely to be performed within such state, and such federal laws as may be applicable.

               IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

                                       CENTRAL CORPORATION


                                       By__________________________________
                                             Name:
                                             Title:



                                       FIRST COMMERCE CORPORATION


                                       By__________________________________
                                             Name:
                                             Title:

                                                              Exhibit III

                                Employment Agreement

          This Agreement is made as of __________, 1995 by and between First Commerce Corporation (FCOM), Central Bank (Central), and James A. Altick (JAA) pursuant to the merger agreement between FCOM and Central Corporation ("the Merger"). In consideration of the covenants and agreements contained herein, FCOM, Central and JAA agree to the following:

          1.Employment Period. FCOM and Central will employ JAA for five years following the date this Agreement is signed (also referred to herein as the term or duration of the Agreement), subject to the terms and agreements contained herein. JAA will remain in the employ of Central and FCOM and provide services in accordance with this Agreement.

          2.Performance of Duties. JAA's employment will be subject to the following terms and conditions:

          a.JAA will devote his full time, energies, and talents to serving as President and Chief Executive Officer (CEO) of Central, and Executive Vice President of FCOM. JAA will also serve on the Board of Directors of Central during the term of this agreement.

          b.JAA will not, without his consent, be assigned tasks that are inconsistent with those assigned to his "peer group" consisting of those senior executive officers who report directly to FCOM's CEO or, if one is designated in the future, FCOM's Chief Operating Officer (COO).

          c.JAA will report to the Board of Directors of Central and FCOM's CEO or COO.

          d.JAA may devote a reasonable amount of time to professional, charitable, educational, and religious organizations; speaking engagements; membership on boards of directors of other organizations (subject to prior approval of FCOM); and in other similar activities that do not inhibit his job performance or conflict with the business of FCOM or its affiliates.

          e.JAA's job will be based in Monroe, Louisiana.

          3.Compensation. Subject to the terms of this Agreement, JAA will receive the following compensation:

          a.JAA will receive an annual base salary which is equal to the base salary he receives as of the effective date of the Merger, plus an amount equal to the amount of any loss of fringe benefits (including director's fees) JAA enjoyed prior to the Merger, payable in accordance with FCOM's customary payroll practices. The Board of Directors of Central, with the approval of FCOM's CEO or COO, will review this base salary annually to determine if an increase is appropriate.

          b.JAA will receive a lump sum cash payment of $50,000 within 45 days of the consummation of the merger between FCOM and Central.

          c.JAA is entitled to receive bonuses in such amounts, if any, as determined from time to time under FCOM's bonus plan.

          d.JAA will receive an annual entertainment allowance covering certain social club dues consistent with his peer group.

          e.JAA is entitled to participate in all pension, benefit, and vacation plans made available to his peer group or FCOM's employees generally.

          4.Rights upon Termination. JAA's right to payments and benefits for periods after the date on which his employment with FCOM terminates is determined as follows:

          a.Base Salary and Employee Benefits.

          (1)Termination for Cause. If JAA's employment is terminated for cause during the period of this Agreement, JAA will have no right to payments or benefits following his termination date. "Cause" is defined as follows: (a) JAA's engaging in gross misconduct, which is materially and demonstrably injurious to Central or FCOM; or (b) an official determination of illegal or immoral activity by JAA. In order to terminate JAA for cause, FCOM or Central must provide him with notice of such termination and allow him to correct any breach within 10 days from the date notice is given.

          (2)Other Reasons for Separation. If JAA's employment terminates, including for reasons of voluntary termination, during the period of this Agreement other than for cause as described above, or for death or disability, he will continue to receive his annual base salary and certain employee benefits (medical, dental, life, and other insurance plans for which his peer group is eligible) for the duration of the Agreement provided that he does not engage in the business of banking which is directly competitive with FCOM or its affiliates in the State of Louisiana, for a two-year period following the date of his termination, or the remaining period of the Agreement, whichever is shorter. For these purposes, an entity which is engaged in the business of banking is an entity which engages in one or more of the following: taking deposits, making loans, paying checks, and providing trust, brokerage and investment services.

          (3)Involuntary Termination. If JAA terminates his employment with Central or FCOM due to (a) a diminution of his authority, duties, responsibilities or status; (b) a reduction in his annual rate of salary; (c) the elimination or material reduction of his rights to indemnification; or (d) a material breach of this employment agreement by Central or FCOM, JAA will receive the benefits provided under subsection (2) hereof if he does not compete with FCOM or its affiliates as described in subsection
          (2).

          b.Bonus Payments.

          (1)No bonus payment shall be due if JAA terminates voluntarily.

          (2)No  bonus  payment   shall  be  due  if  JAA's  employment  is
          terminated for cause as defined in 4a(1).

          (3)If JAA's employment terminates involuntarily for reasons other than cause as defined in 4a(1) during the period of this Agreement, he will be entitled to a pro rata bonus payment for the year in which his employment terminates, which is the product of the full bonus he would have received if employed for the entire fiscal year multiplied by a fraction of actual days employed divided by 365 days. Payment will be made in lump sum when bonus payments are made to JAA's peer group.

          5.Confidentiality. JAA will not disclose non-public information concerning FCOM or its affiliates which was acquired in the course of his employment without the prior written consent of FCOM's CEO or COO, except where required by the lawful order of the court, applicable regulatory authorities, or in the performance of his duties under this Agreement.

          6.Withholding. All payments under this Agreement are subject to such deductions as required by law or regulation. All tax liability resulting from these payments and benefits are the responsibility of JAA.

          7.Indemnification. JAA shall be indemnified for and defended against any claims incurred by him or by FCOM or its affiliates to the same extent as his peer group, provided that JAA's conduct meets the applicable standard of conduct provided in Louisiana law.

          8.Successors. This Agreement shall be binding upon any successor of FCOM or Central (by purchase of assets, merger, corporate reorganization, or otherwise).

          9.Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Louisiana.

          10.Arbitration. In the event there is a dispute arising under this Agreement, the parties will submit their dispute to arbitration in New Orleans for final resolution in accordance with the rules and procedures of the American Arbitration Association. If JAA prevails, FCOM and Central shall pay all costs incurred by him as a result of the arbitration.

          11.Entire  Agreement.   This  document   constitutes  the  entire
          agreement between the parties concerning the subject matter hereof.

          In witness whereof, JAA has hereunto set his hand, and FCOM and Central have each on its behalf caused these presents to be executed on the day and year first written above.


          By:  ___________________________________
          Ian Arnof
          Chief Executive Officer
          First Commerce Corporation


          By:  ___________________________________
          James A. Altick


          By:  ___________________________________
          Central Bank

                                                            Exhibit IV-A

                                Employment Agreement

          This Agreement is made as of __________, 1995 by and between First Commerce Corporation (FCOM), Central Bank (Central) and Cary S. Davis (Executive) pursuant to the merger agreement between FCOM and Central Corporation ("the Merger"). In consideration of the covenants and agreements contained herein, FCOM, Central, and Executive agree to the following:

          1.Employment Period. FCOM or Central will employ Executive for three years following the date this Agreement is signed (also referred to herein as the term or duration of the Agreement), subject to the terms and agreements contained herein. Executive will remain in the employ of FCOM or Central and provide services in accordance with this Agreement.

          2.Performance of Duties. Executive's employment will be subject to the following terms and conditions:

          a.Executive will devote his full time, energies, and talents to serving FCOM or Central.

          b.Executive will perform his duties faithfully and efficiently subject to the directions of the manager to whom he reports, his "supervisor."

          c.Executive can be offered a position outside of Monroe, Louisiana and/or different job responsibilities. If he declines and terminates employment, Executive has the right to base salary and benefits as described in 4a(2).

          d.Executive may devote a reasonable amount of time to professional, charitable, educational, and religious organizations; speaking engagements; membership on boards of directors of other organizations (subject to prior approval of FCOM); and in other similar activities that do not inhibit his job performance or conflict with the business of FCOM or its affiliates.

          3.Compensation.    Subject  to  the  terms  of  this   Agreement,
          Executive will receive the following compensation:

          a.Executive will receive an annual base salary which is equal to the base salary he receives as of the effective date of the Merger, plus an amount equal to the amount of any loss of fringe benefits Executive enjoyed prior to the Merger payable in accordance with FCOM's customary payroll practices. Executive's supervisor will review this base salary annually to determine if an increase is appropriate.

          b.Executive will receive a lump sum cash payment of $35,000 within 45 days of the consummation of the merger between FCOM and Central.

          c.Executive is entitled to receive bonuses in such amounts, if any, as determined from time to time under FCOM's bonus plan.

          d.Executive is eligible to receive an annual entertainment allowance covering certain social club dues consistent with FCOM policy.

          e.Executive is entitled to participate in all pension, benefit, and vacation plans made available to FCOM's employees.

          4.Rights upon Termination. Executive's right to payments and benefits for periods after the date on which his employment with FCOM terminates is determined as follows:

          a.Base Salary and Employee Benefits.

          (1)Termination for Cause. If Executive's employment is terminated for cause during the period of this Agreement, Executive will have no right to payments or benefits following his termination date. "Cause" is defined as follows: (a) Executive's engaging in gross misconduct which is materially and demonstrably injurious to Central or FCOM; or (b) an official determination of illegal or immoral activity by the Executive. In order to terminate Executive for cause, Central or FCOM must provide him with notice of such termination and allow him to correct any breach within 10 days from the date notice is given.

          (2)Other  Reasons  for  Separation.   If  Executive's  employment
          terminates, including for reasons of voluntary termination, during the period of this Agreement other than for cause as described above, or for death or disability, he will continue to receive his annual base salary and certain employee benefits (medical, dental, life, and other insurance plans for which other FCOM employees are eligible) for the duration of the Agreement provided that he does not engage in the business of banking which is directly competitive with FCOM or its affiliates in the State of Louisiana, for a two-year period following the date of his termination, or the remaining period of the Agreement, whichever is shorter. For these purposes, an entity which is engaged in the business of banking is an entity which engages in one or more of the following: taking deposits, making loans, paying checks, and providing trust, brokerage and investment services.

          (3)Involuntary Termination. If Executive terminates his employment with FCOM or Central due to (a) a reduction in his annual rate of salary; (b) the elimination or material reduction of his rights to indemnification; or (c) a material breach of this employment agreement by Central or FCOM, Executive will receive the benefits provided under subsection (2) hereof if he does not compete with FCOM or its affiliates as described in subsection (2).


          b.Bonus Payments.

          (1)No  bonus   payment  shall  be  due  if  Executive  terminates
          voluntarily.

          (2)No bonus payment shall be due if Executive's employment is terminated for cause as defined in 4a(1).

          (3)If Executive's employment terminates involuntarily for reasons other than cause as defined in 4a(1) during the period of this Agreement, he will be entitled to a pro rata bonus payment for the year in which his employment terminates, which is the product of the full bonus he would have received if employed for the entire fiscal year multiplied by a fraction of actual days employed divided by 365 days. Payment will be made in lump sum when bonus payments are made for other FCOM employees.

          5.Confidentiality. Executive will not disclose non-public information concerning FCOM or its affiliates which was acquired in the course of his employment without the prior written consent of FCOM's Chief Executive Officer (CEO) or, if one is appointed, the Chief Operating Officer (COO), except where required by the lawful order of the court, applicable regulatory authorities, or in the performance of his duties under this Agreement.

          6.Withholding. All payments under this Agreement are subject to such deductions as required by law or regulation. All tax liability resulting from these payments and benefits are the responsibility of Executive.

          7.Indemnification. Executive shall be indemnified for and defended against any claims incurred by him or by FCOM or its affiliates to the same extent as other FCOM employees in similar positions, provided that Executive's conduct meets the applicable standard of conduct provided in Louisiana law.

          8.Successors. This Agreement shall be binding upon any successor of FCOM or Central (by purchase of assets, merger, corporate reorganization, or otherwise).

          9.Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Louisiana.

          10.Arbitration. In the event there is a dispute arising under this Agreement, the parties will submit their dispute to arbitration in New Orleans for final resolution in accordance with the rules and procedures of the American Arbitration Association. If Executive prevails, FCOM or Central shall pay all costs incurred by him as a result of the arbitration.

          11.Entire  Agreement.   This  document   constitutes  the  entire
          agreement between the parties concerning the subject matter hereof.

          In witness whereof, Executive has hereunto set his hand, and FCOM and Central have each on its behalf caused these presents to be executed on the day and year first written above.


          By:  ___________________________________
          Ian Arnof
          Chief Executive Officer
          First Commerce Corporation


          By:  ___________________________________
          Central Bank


          By:  ___________________________________
          Cary S. Davis

                                                             Exhibit IV-B

                                Employment Agreement

          This Agreement is made as of __________, 1995 by and between First Commerce Corporation (FCOM), Central Bank (Central) and Willis T. McGhinnis (Executive) pursuant to the merger agreement between FCOM and Central Corporation ("the Merger"). In consideration of the covenants and agreements contained herein, FCOM, Central, and Executive agree to the following:

          1.Employment Period. FCOM or Central will employ Executive for three years following the date this Agreement is signed (also referred to herein as the term or duration of the Agreement), subject to the terms and agreements contained herein. Executive will remain in the employ of FCOM or Central and provide services in accordance with this Agreement.

          2.Performance of Duties. Executive's employment will be subject to the following terms and conditions:

          a.Executive will devote his full time, energies, and talents to serving FCOM or Central.

          b.Executive will perform his duties faithfully and efficiently subject to the directions of the manager to whom he reports, his "supervisor."

          c.Executive can be offered a position outside of Monroe, Louisiana and/or different job responsibilities. If he declines and terminates employment, Executive has the right to base salary and benefits as described in 4a(2).

          d.Executive may devote a reasonable amount of time to professional, charitable, educational, and religious organizations; speaking engagements; membership on boards of directors of other organizations (subject to prior approval of FCOM); and in other similar activities that do not inhibit his job performance or conflict with the business of FCOM or its affiliates.

          3.Compensation.    Subject  to  the  terms  of  this   Agreement,
          Executive will receive the following compensation:

          a.Executive will receive an annual base salary which is equal to the base salary he receives as of the effective date of the Merger, plus an amount equal to the amount of any loss of fringe benefits Executive enjoyed prior to the Merger payable in accordance with FCOM's customary payroll practices. Executive's supervisor will review this base salary annually to determine if an increase is appropriate.

          b.Executive will receive a lump sum cash payment of $35,000 within 45 days of the consummation of the merger between FCOM and Central.

          c.Executive is entitled to receive bonuses in such amounts, if any, as determined from time to time under FCOM's bonus plan.

          d.Executive is eligible to receive an annual entertainment allowance covering certain social club dues consistent with FCOM policy.

          e.Executive is entitled to participate in all pension, benefit, and vacation plans made available to FCOM's employees.

          4.Rights upon Termination. Executive's right to payments and benefits for periods after the date on which his employment with FCOM terminates is determined as follows:

          a.Base Salary and Employee Benefits.

          (1)Termination for Cause. If Executive's employment is terminated for cause during the period of this Agreement, Executive will have no right to payments or benefits following his termination date. "Cause" is defined as follows: (a) Executive's engaging in gross misconduct which is materially and demonstrably injurious to Central or FCOM; or (b) an official determination of illegal or immoral activity by the Executive. In order to terminate Executive for cause, Central or FCOM must provide him with notice of such termination and allow him to correct any breach within 10 days from the date notice is given.

          (2)Other  Reasons  for  Separation.   If  Executive's  employment
          terminates, including for reasons of voluntary termination, during the period of this Agreement other than for cause as described above, or for death or disability, he will continue to receive his annual base salary and certain employee benefits (medical, dental, life, and other insurance plans for which other FCOM employees are eligible) for the duration of the Agreement provided that he does not engage in the business of banking which is directly competitive with FCOM or its affiliates in the State of Louisiana, for a two-year period following the date of his termination, or the remaining period of the Agreement, whichever is shorter. For these purposes, an entity which is engaged in the business of banking is an entity which engages in one or more of the following: taking deposits, making loans, paying checks, and providing trust, brokerage and investment services.

          (3)Involuntary Termination. If Executive terminates his employment with FCOM or Central due to (a) a reduction in his annual rate of salary; (b) the elimination or material reduction of his rights to indemnification; or (c) a material breach of this employment agreement by Central or FCOM, Executive will receive the benefits provided under subsection (2) hereof if he does not compete with FCOM or its affiliates as described in subsection (2).


          b.Bonus Payments.

          (1)No  bonus   payment  shall  be  due  if  Executive  terminates
          voluntarily.

          (2)No bonus payment shall be due if Executive's employment is terminated for cause as defined in 4a(1).

          (3)If Executive's employment terminates involuntarily for reasons other than cause as defined in 4a(1) during the period of this Agreement, he will be entitled to a pro rata bonus payment for the year in which his employment terminates, which is the product of the full bonus he would have received if employed for the entire fiscal year multiplied by a fraction of actual days employed divided by 365 days. Payment will be made in lump sum when bonus payments are made for other FCOM employees.

          5.Confidentiality. Executive will not disclose non-public information concerning FCOM or its affiliates which was acquired in the course of his employment without the prior written consent of FCOM's Chief Executive Officer (CEO) or, if one is appointed, the Chief Operating Officer (COO), except where required by the lawful order of the court, applicable regulatory authorities, or in the performance of his duties under this Agreement.

          6.Withholding. All payments under this Agreement are subject to such deductions as required by law or regulation. All tax liability resulting from these payments and benefits are the responsibility of Executive.

          7.Indemnification. Executive shall be indemnified for and defended against any claims incurred by him or by FCOM or its affiliates to the same extent as other FCOM employees in similar positions, provided that Executive's conduct meets the applicable standard of conduct provided in Louisiana law.

          8.Successors. This Agreement shall be binding upon any successor of FCOM or Central (by purchase of assets, merger, corporate reorganization, or otherwise).

          9.Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Louisiana.

          10.Arbitration. In the event there is a dispute arising under this Agreement, the parties will submit their dispute to arbitration in New Orleans for final resolution in accordance with the rules and procedures of the American Arbitration Association. If Executive prevails, FCOM or Central shall pay all costs incurred by him as a result of the arbitration.

          11.Entire  Agreement.   This  document   constitutes  the  entire
          agreement between the parties concerning the subject matter hereof.

          In witness whereof, Executive has hereunto set his hand, and FCOM and Central have each on its behalf caused these presents to be executed on the day and year first written above.


          By:  ___________________________________
          Ian Arnof
          Chief Executive Officer
          First Commerce Corporation


          By:  ___________________________________
          Central Bank


          By:  ___________________________________
          Willis T. McGhinnis

                                                             Exhibit IV-C

                                Employment Agreement

          This Agreement is made as of __________, 1995 by and between First Commerce Corporation (FCOM), Central Bank (Central) and Thomas J. Nicholson (Executive) pursuant to the merger agreement between FCOM and Central Corporation ("the Merger"). In consideration of the covenants and agreements contained herein, FCOM, Central, and Executive agree to the following:

          1.Employment Period. FCOM or Central will employ Executive for three years following the date this Agreement is signed (also referred to herein as the term or duration of the Agreement), subject to the terms and agreements contained herein. Executive will remain in the employ of FCOM or Central and provide services in accordance with this Agreement.

          2.Performance of Duties. Executive's employment will be subject to the following terms and conditions:

          a.Executive will devote his full time, energies, and talents to serving FCOM or Central.

          b.Executive will perform his duties faithfully and efficiently subject to the directions of the manager to whom he reports, his "supervisor."

          c.Executive can be offered a position outside of Monroe, Louisiana and/or different job responsibilities. If he declines and terminates employment, Executive has the right to base salary and benefits as described in 4a(2).

          d.Executive may devote a reasonable amount of time to professional, charitable, educational, and religious organizations; speaking engagements; membership on boards of directors of other organizations (subject to prior approval of FCOM); and in other similar activities that do not inhibit his job performance or conflict with the business of FCOM or its affiliates.

          3.Compensation.    Subject  to  the  terms  of  this   Agreement,
          Executive will receive the following compensation:

          a.Executive will receive an annual base salary which is equal to the base salary he receives as of the effective date of the Merger, plus an amount equal to the amount of any loss of fringe benefits Executive enjoyed prior to the Merger payable in accordance with FCOM's customary payroll practices. Executive's supervisor will review this base salary annually to determine if an increase is appropriate.

          b.Executive will receive a lump sum cash payment of $35,000 within 45 days of the consummation of the merger between FCOM and Central.

          c.Executive is entitled to receive bonuses in such amounts, if any, as determined from time to time under FCOM's bonus plan.

          d.Executive is eligible to receive an annual entertainment allowance covering certain social club dues consistent with FCOM policy.

          e.Executive is entitled to participate in all pension, benefit, and vacation plans made available to FCOM's employees.

          4.Rights upon Termination. Executive's right to payments and benefits for periods after the date on which his employment with FCOM terminates is determined as follows:

          a.Base Salary and Employee Benefits.

          (1)Termination for Cause. If Executive's employment is terminated for cause during the period of this Agreement, Executive will have no right to payments or benefits following his termination date. "Cause" is defined as follows: (a) Executive's engaging in gross misconduct which is materially and demonstrably injurious to Central or FCOM; or (b) an official determination of illegal or immoral activity by the Executive. In order to terminate Executive for cause, Central or FCOM must provide him with notice of such termination and allow him to correct any breach within 10 days from the date notice is given.

          (2)Other  Reasons  for  Separation.   If  Executive's  employment
          terminates, including for reasons of voluntary termination, during the period of this Agreement other than for cause as described above, or for death or disability, he will continue to receive his annual base salary and certain employee benefits (medical, dental, life, and other insurance plans for which other FCOM employees are eligible) for the duration of the Agreement provided that he does not engage in the business of banking which is directly competitive with FCOM or its affiliates in the State of Louisiana, for a two-year period following the date of his termination, or the remaining period of the Agreement, whichever is shorter. For these purposes, an entity which is engaged in the business of banking is an entity which engages in one or more of the following: taking deposits, making loans, paying checks, and providing trust, brokerage and investment services.

          (3)Involuntary Termination. If Executive terminates his employment with FCOM or Central due to (a) a reduction in his annual rate of salary; (b) the elimination or material reduction of his rights to indemnification; or (c) a material breach of this employment agreement by Central or FCOM, Executive will receive the benefits provided under subsection (2) hereof if he does not compete with FCOM or its affiliates as described in subsection (2).


          b.Bonus Payments.

          (1)No  bonus   payment  shall  be  due  if  Executive  terminates
          voluntarily.

          (2)No bonus payment shall be due if Executive's employment is terminated for cause as defined in 4a(1).

          (3)If Executive's employment terminates involuntarily for reasons other than cause as defined in 4a(1) during the period of this Agreement, he will be entitled to a pro rata bonus payment for the year in which his employment terminates, which is the product of the full bonus he would have received if employed for the entire fiscal year multiplied by a fraction of actual days employed divided by 365 days. Payment will be made in lump sum when bonus payments are made for other FCOM employees.

          5.Confidentiality. Executive will not disclose non-public information concerning FCOM or its affiliates which was acquired in the course of his employment without the prior written consent of FCOM's Chief Executive Officer (CEO) or, if one is appointed, the Chief Operating Officer (COO), except where required by the lawful order of the court, applicable regulatory authorities, or in the performance of his duties under this Agreement.

          6.Withholding. All payments under this Agreement are subject to such deductions as required by law or regulation. All tax liability resulting from these payments and benefits are the responsibility of Executive.

          7.Indemnification. Executive shall be indemnified for and defended against any claims incurred by him or by FCOM or its affiliates to the same extent as other FCOM employees in similar positions, provided that Executive's conduct meets the applicable standard of conduct provided in Louisiana law.

          8.Successors. This Agreement shall be binding upon any successor of FCOM or Central (by purchase of assets, merger, corporate reorganization, or otherwise).

          9.Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Louisiana.

          10.Arbitration. In the event there is a dispute arising under this Agreement, the parties will submit their dispute to arbitration in New Orleans for final resolution in accordance with the rules and procedures of the American Arbitration Association. If Executive prevails, FCOM or Central shall pay all costs incurred by him as a result of the arbitration.

          11.Entire  Agreement.   This  document   constitutes  the  entire
          agreement between the parties concerning the subject matter hereof.

          In witness whereof, Executive has hereunto set his hand, and FCOM and Central have each on its behalf caused these presents to be executed on the day and year first written above.


          By:  ___________________________________
          Ian Arnof
          Chief Executive Officer
          First Commerce Corporation


          By:  ___________________________________
          Central Bank


          By:  ___________________________________
          Thomas J. Nicholson

                                                            Exhibit IV-D

                                Employment Agreement

          This Agreement is made as of __________, 1995 by and between First Commerce Corporation (FCOM), Central Bank (Central) and Edmond L. Pennington (Executive) pursuant to the merger agreement between FCOM and Central Corporation ("the Merger"). In consideration of the covenants and agreements contained herein, FCOM, Central, and Executive agree to the following:

          1.Employment Period. FCOM or Central will employ Executive for three years following the date this Agreement is signed (also referred to herein as the term or duration of the Agreement), subject to the terms and agreements contained herein. Executive will remain in the employ of FCOM or Central and provide services in accordance with this Agreement.

          2.Performance of Duties. Executive's employment will be subject to the following terms and conditions:

          a.Executive will devote his full time, energies, and talents to serving FCOM or Central.

          b.Executive will perform his duties faithfully and efficiently subject to the directions of the manager to whom he reports, his "supervisor."

          c.Executive can be offered a position outside of Monroe, Louisiana and/or different job responsibilities. If he declines and terminates employment, Executive has the right to base salary and benefits as described in 4a(2).

          d.Executive may devote a reasonable amount of time to professional, charitable, educational, and religious organizations; speaking engagements; membership on boards of directors of other organizations (subject to prior approval of FCOM); and in other similar activities that do not inhibit his job performance or conflict with the business of FCOM or its affiliates.

          3.Compensation.    Subject  to  the  terms  of  this   Agreement,
          Executive will receive the following compensation:

          a.Executive will receive an annual base salary which is equal to the base salary he receives as of the effective date of the Merger, plus an amount equal to the amount of any loss of fringe benefits Executive enjoyed prior to the Merger payable in accordance with FCOM's customary payroll practices. Executive's supervisor will review this base salary annually to determine if an increase is appropriate.

          b.Executive will receive a lump sum cash payment of $35,000 within 45 days of the consummation of the merger between FCOM and Central.

          c.Executive is entitled to receive bonuses in such amounts, if any, as determined from time to time under FCOM's bonus plan.

          d.Executive is eligible to receive an annual entertainment allowance covering certain social club dues consistent with FCOM policy.

          e.Executive is entitled to participate in all pension, benefit, and vacation plans made available to FCOM's employees.

          4.Rights upon Termination. Executive's right to payments and benefits for periods after the date on which his employment with FCOM terminates is determined as follows:

          a.Base Salary and Employee Benefits.

          (1)Termination for Cause. If Executive's employment is terminated for cause during the period of this Agreement, Executive will have no right to payments or benefits following his termination date. "Cause" is defined as follows: (a) Executive's engaging in gross misconduct which is materially and demonstrably injurious to Central or FCOM; or (b) an official determination of illegal or immoral activity by the Executive. In order to terminate Executive for cause, Central or FCOM must provide him with notice of such termination and allow him to correct any breach within 10 days from the date notice is given.

          (2)Other  Reasons  for  Separation.   If  Executive's  employment
          terminates, including for reasons of voluntary termination, during the period of this Agreement other than for cause as described above, or for death or disability, he will continue to receive his annual base salary and certain employee benefits (medical, dental, life, and other insurance plans for which other FCOM employees are eligible) for the duration of the Agreement provided that he does not engage in the business of banking which is directly competitive with FCOM or its affiliates in the State of Louisiana, for a two-year period following the date of his termination, or the remaining period of the Agreement, whichever is shorter. For these purposes, an entity which is engaged in the business of banking is an entity which engages in one or more of the following: taking deposits, making loans, paying checks, and providing trust, brokerage and investment services.

          (3)Involuntary Termination. If Executive terminates his employment with FCOM or Central due to (a) a reduction in his annual rate of salary; (b) the elimination or material reduction of his rights to indemnification; or (c) a material breach of this employment agreement by Central or FCOM, Executive will receive the benefits provided under subsection (2) hereof if he does not compete with FCOM or its affiliates as described in subsection (2).


          b.Bonus Payments.

          (1)No  bonus   payment  shall  be  due  if  Executive  terminates
          voluntarily.

          (2)No bonus payment shall be due if Executive's employment is terminated for cause as defined in 4a(1).

          (3)If Executive's employment terminates involuntarily for reasons other than cause as defined in 4a(1) during the period of this Agreement, he will be entitled to a pro rata bonus payment for the year in which his employment terminates, which is the product of the full bonus he would have received if employed for the entire fiscal year multiplied by a fraction of actual days employed divided by 365 days. Payment will be made in lump sum when bonus payments are made for other FCOM employees.

          5.Confidentiality. Executive will not disclose non-public information concerning FCOM or its affiliates which was acquired in the course of his employment without the prior written consent of FCOM's Chief Executive Officer (CEO) or, if one is appointed, the Chief Operating Officer (COO), except where required by the lawful order of the court, applicable regulatory authorities, or in the performance of his duties under this Agreement.

          6.Withholding. All payments under this Agreement are subject to such deductions as required by law or regulation. All tax liability resulting from these payments and benefits are the responsibility of Executive.

          7.Indemnification. Executive shall be indemnified for and defended against any claims incurred by him or by FCOM or its affiliates to the same extent as other FCOM employees in similar positions, provided that Executive's conduct meets the applicable standard of conduct provided in Louisiana law.

          8.Successors. This Agreement shall be binding upon any successor of FCOM or Central (by purchase of assets, merger, corporate reorganization, or otherwise).

          9.Applicable Law. The provisions of this Agreement shall be construed in accordance with the laws of the State of Louisiana.

          10.Arbitration. In the event there is a dispute arising under this Agreement, the parties will submit their dispute to arbitration in New Orleans for final resolution in accordance with the rules and procedures of the American Arbitration Association. If Executive prevails, FCOM or Central shall pay all costs incurred by him as a result of the arbitration.

          11.Entire  Agreement.   This  document   constitutes  the  entire
          agreement between the parties concerning the subject matter hereof.

          In witness whereof, Executive has hereunto set his hand, and FCOM and Central have each on its behalf caused these presents to be executed on the day and year first written above.


          By:  ___________________________________
          Ian Arnof
          Chief Executive Officer
          First Commerce Corporation


          By:  ___________________________________
          Central Bank


          By:  ___________________________________
          Edmond L. Pennington

                                                          Exhibit V

                          [SEVERANCE PLAN OF CENTRAL]

                                                          Exhibit VI


                               AFFILIATE AGREEMENT


          First Commerce Corporation
          210 Baronne St.
          New Orleans, LA 70112

          Ladies and Gentlemen:

               I am a shareholder of Central Corporation ("Central") and will become a shareholder of First Commerce Corporation ("FCC") pursuant to an Agreement and Plan of Merger dated as of May 15, 1995 (the "Agreement") between FCC and Central pursuant to which Central will merge into FCC (the "Merger").

               1. Affiliate Status; Accounting and Tax Treatment. I understand that I may be an "affiliate" of Central within the meaning of Rule 145(c) of the Securities and Exchange Commission ("SEC"), that FCC intends to account for the Merger as a pooling of interests; and that FCC intends to treat the Merger as a tax-free reorganization under Section 368 of the Internal Revenue Code (the "Code").

               2. Covenants and Warranties. I represent, warrant, and agree that:

                    (a) The shares of FCC received by me in connection with the Merger ("FCC Shares") will be taken for my own account and not for others.

                    (b) Without the prior written consent of FCC, I will not, except by operation of law, by will or under the laws of descent and distribution, sell, transfer, or otherwise dispose of my interests in, or reduce my risk relative to, any of the shares of my Common Stock of Central ("Central Stock") or any FCC Shares into which my shares of Central Stock are converted upon consummation of the Merger until FCC notifies me that the requirements of SEC Accounting Series Release Nos. 130 and 135 have been met. I understand that such releases relate to publication of financial results of post-Merger combined operations of FCC and Central, and FCC agrees that it will publish such results as soon as may be practicable and consistent with its past practices after the end of the first fiscal quarter of FCC containing the required period of post-Merger combined operations and that it will notify me promptly following such publication.

                    (c) I understand that any distribution by me of the FCC Shares has not been registered under the Securities Act of 1933 ("1933 Act") and that, except as may otherwise be expressly provided hereinbelow, FCC is not obligated to register any disposition of my FCC Shares. I agree that the FCC Shares distributed to me will not be sold or otherwise transferred, nor may I reduce my risks relative thereto in any way, unless (1) covered by an effective registration statement under the 1933 Act, (2) in accordance with Rule 145(d), or (3) in accordance with a legal opinion satisfactory to counsel for FCC that such sale or transfer is otherwise exempt from registration.

                    (d) I am aware that FCC intends to treat the Merger in a manner consistent with Section 368 of the Code. I acknowledge that applicable tax regulations require "continuity of interest" in order for the Merger to qualify under Section 368. This requirement is satisfied if, taking into account those shareholders of Central who receive cash, there is no plan or intention on the part of the shareholders of Central to sell or otherwise dispose of the FCC Shares to be received in the Merger in an aggregate amount that would reduce their ownership to a number of FCC Shares having an aggregate value, at the time of the Merger, of less than 50% of the total fair market value of the Central Stock (other than shares held by Central or any subsidiary of Central except in a fiduciary capacity for third persons) outstanding immediately prior to the Merger. I have no plan or intention to dispose of a number of FCC Shares to be received by me in the Merger which would, taking into account any plan or intention on the part of other former shareholders of Central or Bank to dispose of FCC Shares received in the Merger, cause the foregoing requirement not to be satisfied.

               3. Legend. I understand that FCC will give stop transfer instructions to its transfer agent for any transfer or attempted transfer of FCC Shares in violation of this Affiliate Agreement, and that the following legend will be placed on my certificates:

          The shares represented hereby were issued in a merger accounted for as a "pooling of interests" and may not be sold, nor may the holder reduce his risks relative thereto in any way, until First Commerce Corporation ("FCC") has published financial results covering at least 30 days of combined operations after the merger's effective date. In addition, the shares may not be sold, transferred, or otherwise disposed of unless (1) covered by an effective registration statement under the Securities Act of 1933, (2) in accordance with Rule 145(d) under such Act, or (3) in accordance with a legal opinion satisfactory to counsel for FCC that such disposition is exempt from registration.

          Such legend will also be placed on any certificate representing FCC securities issued after original issuance of the FCC Shares as a result of any stock dividend, split, or other recapitalization, as long as the FCC Shares themselves contain such legend. Upon my request, FCC will cause the certificates to be reissued free of the first sentence of the legend as soon as practicable after it becomes inapplicable. In addition, if Rule 145 is amended to eliminate restrictions applicable to the FCC Shares or at the expiration of the restrictive period in Rule 145(d) or if such restrictions should otherwise cease to be applicable, FCC, upon my request, will cause the certificates to be reissued free of the second sentence of the legend upon receipt by FCC of an opinion of counsel satisfactory to it that such legend may be removed.

               4. Understanding of Requirements. I have carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact with my or Central's counsel.

               5. Transfer Under Rule 145(d). If I desire to sell, transfer or otherwise dispose of any FCC Shares during the restrictive period set forth in Rule 145(d), I will provide the necessary representation letter to FCC's transfer agent together with such additional information as the transfer agent may reasonably request. FCC will request its transfer agent to send a copy of such representation letter and other information to FCC's counsel. If FCC's counsel concludes that such proposed disposition complies with Rule 145(d) or another available exemption, FCC shall request such counsel, at FCC's expense, to provide such opinions as may be necessary to FCC's transfer agent so that I may complete the proposed disposition. If such counsel is unable to so conclude, such counsel will immediately notify me of the reasons and of any action that would enable such counsel to conclude that such proposed disposition complies with Rule 145(d) or another available exemption.

               6.   Other  Persons.   I   recognize   and  agree  that  the
          foregoing provisions also apply to (i) my spouse, (ii) any relative of me or of my spouse who shares my home, (iii) any trust or estate in which I, my spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which I, my spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest.

               7. Limited Registration Rights. I understand that I will have the limited registration rights described on Schedule I to this Affiliate Agreement.

               8. Miscellaneous. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This Affiliate Agreement shall be governed by the laws of the State of Louisiana.

               This Affiliate Agreement is executed as of the ______ day of _________________, 1995.

                                            Very truly yours,

                                        ___________________________________
                                                   Signature

                                         ___________________________________
                                                  Print Name
                                         ___________________________________
                                         ___________________________________
                                         ___________________________________
                                                  Address

          AGREED TO AND ACCEPTED
          as of__________________, 1995


          FIRST COMMERCE CORPORATION

          By:  ___________________________


                                                 Schedule I to Exhibit VI

                               REGISTRATION RIGHTS

               If, and only if, the FCC Shares (defined in the Affiliate Agreement to which this document is annexed as Schedule I) received by the affiliate identified in such Affiliate Agreement (the "Affiliate") are subject to the holding period of Rule 144(d) and by reason thereof do not qualify for sale under Rule 145(d), or the SEC takes the position that they are so subject and therefore do not so qualify, then the Affiliate shall have, but only for so long as such FCC Shares are so subject to such holding period and by reason thereof do not qualify for sale under Rule 145(d), or the SEC takes that position, the following registration rights.

               FCC  shall,  if requested by the Affiliate, as expeditiously as practicable file a registration statement on a form of general use under the Securities Act of 1933 ("Securities Act") or a post-effective amendment to the registration statement relating to the merger if necessary in order to permit the sale or other disposition of the shares of Common Stock acquired pursuant to the Merger in accordance with the intended method of sale or other disposition requested by the Affiliate. The Affiliate shall provide all information reasonably requested by FCC for inclusion in any registration statement or post-effective amendment to be filed hereunder. FCC will use its reasonable best efforts to cause such registration statement or post-effective amendment to become and remain effective, as provided below, and to provide the Affiliate with copies of prospectuses thereunder and any necessary supplements thereto meeting the requirements of the Securities Act. In the event that any such registration statement or post-effective amendment is requested, FCC will enter into an indemnification agreement with the Affiliate in customary form with respect to the information included therein, and will enter into such other customary agreements (including underwriting agreements in customary form) and take all such other actions as the Affiliate or any underwriters reasonably request in order to expedite or facilitate the disposition of such FCC Shares, and take any actions necessary to register or qualify such FCC Shares under such other securities or Blue Sky laws as the Affiliate shall reasonably request. All action required hereunder shall be at FCC's expense, except that the Affiliate will be responsible for all brokerage commissions or underwriting discounts and commissions and all fees and expenses of its own counsel and of the underwriters and their counsel (to the extent normally reimbursable to them) incurred in connection therewith. Upon receiving any request from the Affiliate hereunder, FCC agrees to send a copy of the registration statement to the Affiliate by promptly mailing the same, postage prepaid, to the address of record of the Affiliate.

               FCC shall not be obligated to file a registration statement hereunder if:

               (a)a registration statement (other than one effected solely to implement an employee benefit plan) covering any securities of FCC has become effective within the preceding ninety days;

               (b)at the time of the request or at any time before the registration statement becomes effective, Form S-3 or its then equivalent may not be used by FCC, or financial statements or data of FCC or of any other entity would be required to be included in such registration statement which are not included in FCC's latest annual report on Form 10-K or quarterly report on Form 10-Q; or

               (c)FCC shall furnish to the Affiliate a certificate signed by its President stating that in the good faith judgment of the Board of Directors of FCC (or Executive Committee thereof) it would be seriously detrimental to FCC or its shareholders for a registration statement to be filed in the near future, in which case the term of FCC's obligation hereunder shall be extended for six months.

               FCC shall use its best efforts to continue any registration statement filed pursuant hereto in effect for at least ninety days or, if earlier, until the date on which counsel for FCC shall determine, and shall provide Affiliate and FCC with an opinion to the effect, that Affiliate's FCC Shares can be sold, transferred, and otherwise disposed of without regard to the holding period of Rule 144(d), provided, however, that:

               (a)a registration statement filed in connection with a firm commitment underwritten public offering of the shares covered by the request shall be kept effective until the earlier of ninety days following the effective date or the completion of such offering;

               (b)FCC shall not be required to keep the registration statement in effect after the occurrence of an event which would require the inclusion therein of financial statements of FCC or any other person which are not included in the latest annual report on Form 10-K or quarterly report on Form 10-Q of FCC; and

               (c)the Affiliate will not effect sales of any of the Affiliate's FCC Shares included in such registration statement after receipt of telegraphic or written notice from FCC to suspend sales to permit FCC to correct or update a registration statement or prospectus, but the obligation to maintain the registration statement in effect shall be extended by a period of days equal to the period such suspension is in effect.

               The registration rights provided for herein may be exercised by you but twice during the term of this Agreement. Such rights shall be deemed to have been exercised by you if either (i) any of your shares have been included at your request in any registration statement filed by FCC which has been declared effective or (ii) the shares of any other affiliate who has executed an Affiliates Agreement substantially the same as the one to which this Schedule I is attached have been included in such a registration statement and you received notice of such registration statement and were given an opportunity to include your FCC Shares therein. This Agreement shall terminate two years after the Merger.

                                       FIRST COMMERCE CORPORATION



                                       By: _______________________________

                                                           Exhibit VII

                               INSIDER'S COMMITMENT


               This Insider's Commitment ("Agreement") is entered into as of May 15, 1995 between the undersigned and First Commerce Corporation ("FCC").

               FCC and Central Corporation ("Central") propose to enter into an Agreement and Plan of Merger (the "Plan"), which provides for the merger of Central into FCC (the "Merger"). I am an executive officer of Central and/or a member of Central's Board of Directors and/or own such number of shares of common stock of Central (the "Central Shares") that I will receive 5% or more of the total number of shares of common stock of FCC to be issued in the Mergers. In order to induce FCC to enter into the Plan, I am entering into this Agreement with FCC.

               1. Without FCC's prior consent, I will not transfer any Central Shares except transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, (ii) in which the transferee agrees in writing to be bound by paragraphs 1 and 2 of this Agreement as fully as I, or (iii) to FCC pursuant to the Plan. Without limiting the generality of the foregoing, I will not grant any option or right to acquire the Central Shares or any interest therein or approve or ratify any agreement pursuant to which the Central Shares would be transferred as a result of a consolidation, merger, share exchange, or acquisition. Without FCC's prior written consent, which will not be unreasonably withheld, I will not deliver any proxy that pertains to any Central Shares except a proxy that requires the Central Shares to be voted in accordance with this Agreement.

               2. I will vote (or cause to be voted) all of the Central Shares over which I have voting authority (other than in a fiduciary capacity) (i) for the Plan, (ii) against any share exchange, merger (other than the Merger), consolidation, sale of substantial assets, recapitalization or liquidation of or by Central and (iii) against any amendment of Central's Articles of Incorporation or Bylaws or other proposal involving Central or any of its subsidiaries, which would in any manner impede or prevent the Merger. The voting agreement contained in this
          Section 2 is entered into solely in my capacity as a beneficial owner (other than in a fiduciary capacity) of Central Shares and not in my capacity as a director or officer of Central or in any other fiduciary capacity. Such voting agreement may be terminated by me if my compliance with it would breach my fiduciary duties as a director and/or officer of Central. No such termination shall affect any of my other agreements in this Agreement.

               3. I acknowledge that the effect of the Merger will be, among other things, the transfer of the goodwill of Central to FCC. I agree that, for a period of two years after the effective time of the Merger, I will refrain from carrying on or engaging in, as a consultant to, or management official of, a business similar to the business conducted prior to the Merger by Central and/or its subsidiary, Central Bank (and conducted thereafter by Central Bank as a subsidiary of FCC) or from soliciting customers of the business of Central Bank, in each such case within the Parishes of Ouachita, Lincoln, Rapides and Natchitoches, so long as Central Bank carries on a like business therein. The foregoing restriction shall not apply to advisory relationships with a financial institution which I had as of, and may have after, the date hereof solely as legal counsel, accountant, investment advisor or broker/dealer. As used herein, "financial institution" includes any bank, savings and loan association or similar institution that accepts deposit and makes loans, or a holding company for such a bank, savings bank or similar institution, or any person or entity that after the date hereof applies to an appropriate regulatory authority to organize such a bank, savings and loan association or similar institution, or as a holding company thereof, and (ii) "management official" means an employment position of an officer or with the responsibilities of an officer or giving me authority to participate in policy-making functions of the financial institution. If this paragraph exceeds in duration or scope that permitted by applicable law, it shall be reduced to the maximum that is permitted. This paragraph is severable from, and shall be deemed to be a separate agreement from, the remainder of this Agreement, so that no invalidity of this paragraph shall in any manner affect such other provisions.

               4. I agree that my sole right to indemnification and insurance, following the Merger, from FCC (as successor to Central) or Central Bank, in connection with any claims, suits, proceedings, investigations or other actions, and any related losses, damages, costs, expenses, liabilities or judgments, to which I am or may become a party or may be subjected by reason of the fact that, at any time prior to the Effective Time of the Merger, I am or have been a director or officer or employee of Central or Central Bank or any other entity at their request, shall be the rights provided in section 4.5 of the Plan and I relinquish, effective at the Effective Time, all other such rights, howsoever arising.

               5. I acknowledge and agree that FCC could not be made whole by monetary damages if I breach this Agreement. It is accordingly agreed and understood that FCC in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce it.

               6. This Agreement will terminate upon any termination of the Plan or upon any material amendment of the Conversion Ratio under the Plan.

               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.



                                       NAME:_____________________________
                                               (Please print or type)

                                       FIRST COMMERCE CORPORATION


                                      By:__________________________________

                                                          Exhibit VIII-A


               The opinion letter referred to in Section 8.11 of the Agreement from counsel for Central shall state that:

                       (i)   Central  and  Central Bank are duly organized,
          validly  existing  and  in  good  standing   under  the  laws  of
          Louisiana, have all requisite corporate power and authority to own and lease the property described as being owned and leased by them in the Joint Proxy Statement and to carry on the business described as being carried on by them in the Joint Proxy Statement;

                     (ii) the execution, delivery and performance of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors and shareholders of Central and all corporate acts and other corporate proceedings required by the laws of Louisiana or of the United States on the part of Central for the due and valid authorization, execution, delivery and performance of this Agreement and the Merger Agreement, and the consummation of the Merger, have been validly taken. Upon the filing of the fully executed, certified and acknowledged Merger Agreement with the Secretary of State of Louisiana, the Merger will be effective as of the Effective Time;

                    (iii) this Agreement and the Merger Agreement are the legal, valid and binding obligations of Central and are enforceable against Central in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally, and except as to the availability of specific performance, injunction or other equitable remedies or remedies that under Louisiana law are similar to equitable remedies in jurisdictions recognizing a distinction between law and equity;

                      (iv) neither the execution, delivery or performance of this Agreement or the Merger Agreement by Central, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with or result in a breach of any provision of the articles of incorporation (or association) or by-laws of Central or Central Bank;

                       (v) the authorized capital stock of Central and Central Bank are as set forth in Schedule 5.2(a) to this Agreement and Section 5.3 of this Agreement, respectively, and all shares described therein as issued and outstanding have been duly authorized and validly issued, and are fully paid and non-assessable. To such counsel's knowledge, except as contemplated in this Agreement there are no outstanding options, warrants, contracts or commitments entitling any person to purchase or otherwise acquire from Central or Central Bank any shares of its capital stock; nor to such counsel's knowledge has Central or Central Bank any outstanding obligation with respect to its unissued capital stock or treasury stock, nor any outstanding obligation to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock.

               In  addition,  such  counsel  shall  state  that  they  have examined  various  documents  and  records  and  participated  in conferences with representatives of FCC and representatives of Central, at which time the contents of the Registration Statement, the Joint Proxy Statement and related matters were discussed, and that they have also examined the opinions and the documents delivered at the closing. Such counsel shall further state that they are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement, but that, subject to the foregoing, no facts have come to their attention which lead them to believe that the Registration Statement (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Joint Proxy Statement as of its date and the date of its distribution to stockholders (including the documents incorporated by reference therein pursuant to
          Item 11 of Form S-4) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or Joint Proxy Statement.

               In connection with such opinion such counsel may rely as to factual matters on certificates of officers of Central and Central Bank, and such counsel's knowledge shall mean its actual knowledge as such counsel.

               [The opinions in clauses (i) through (v) shall be given by Louisiana counsel for Central. The statement in the second preceding paragraph shall be made by Central's special merger counsel.]

                                                          Exhibit VIII-B


               The opinion letter referred to in Section 8.11 of the Agreement from counsel for FCC shall state that:

                       (i) FCC is duly organized, validly existing and in good standing under the laws of Louisiana, has all requisite corporate power and authority to own and lease the property described as being owned and leased by it in the Joint Proxy Statement and to carry on the business described as being carried on by it in the Joint Proxy Statement;

                     (ii) the execution, delivery and performance of this Agreement and the Merger Agreement have been duly authorized by the Board of Directors and shareholders of FCC and all corporate acts and other corporate proceedings required by the laws of Louisiana or of the United States on the part of FCC for the due and valid authorization, execution, delivery and performance of this Agreement and the Merger Agreement, and the consummation of the Merger, have been validly taken. Upon the filing of the fully executed, certified and acknowledged Merger Agreement with the Secretary of State of Louisiana, the Merger will be effective as of the Effective Time;

                    (iii) this Agreement and the Merger Agreement are the legal, valid and binding obligations of FCC and are enforceable against FCC in accordance with their respective terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally, and except as to the availability of specific performance, injunction or other equitable remedies or remedies that under Louisiana law are similar to equitable remedies in jurisdictions recognizing a distinction between law and equity;

                     (iv) neither the execution, delivery or performance of this Agreement or the Merger Agreement by FCC, nor the consummation of the transactions contemplated hereby or thereby, will violate, conflict with or result in a breach of any provision of the articles of incorporation or by-laws of FCC;

                      (v) the authorized capital stock of FCC is as set forth in Schedule 5.2(a) to this Agreement, and all shares of FCC Common Stock to be issued to holders of Central Common Stock will be, when issued as described in this Agreement and the Registration Statement, duly authorized and validly issued, fully paid and non-assessable; and

                     (vi) the Registration Statement has become effective, and, to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted.

               In  addition,  such  counsel  shall  state  that  they  have examined various documents and records and participated in conferences with representatives of FCC and representatives of Central, at which time the contents of the Registration Statement, the Joint Proxy Statement and related matters were discussed, and that they have also examined the opinions and the documents delivered at the closing. Such counsel shall further state that they are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Joint Proxy Statement, but that, subject to the foregoing, no facts have come to their attention which lead them to believe that the Registration Statement (including the documents incorporated by reference therein pursuant to Item 11 of Form S-4) at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Joint Proxy Statement as of its date and the date of its distribution to stockholders (including the documents incorporated by reference therein pursuant to
          Item 11 of Form S-4) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any belief with respect to the financial statements and schedules and other financial data included or incorporated by reference in the Registration Statement or Joint Proxy Statement.

               In connection with such opinion such counsel may rely as to factual matters on certificates of officers of FCC, and such counsel's knowledge shall mean its actual knowledge as such counsel.